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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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NEORX CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEORX CORPORATION

Notice of 2004 Annual Meeting of Shareholders

To the Shareholders:

        The 2004 Annual Meeting of Shareholders of NeoRx Corporation will be held at the Alexis Hotel, 1007 First Avenue at Madison, Seattle, Washington 98104, on Tuesday, May 18, 2004, at 9:00 a.m., for the following purposes:

  1.
  To elect seven members to our Board of Directors,

  2.
  To approve the NeoRx Corporation 2004 Incentive Compensation Plan, and

  3.
  To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

        Your attention is directed to the accompanying proxy statement for further information with respect to the matters to be acted upon at the annual meeting. The presence of the holders of a majority of the shares entitled to vote at the annual meeting, present in person or represented by proxy, is necessary to constitute a quorum. To ensure representation at the annual meeting, you are urged to complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope.

        The record date for determining shareholders entitled to notice of, and to vote at, the annual meeting is the close of business on March 19, 2004.

BY ORDER OF THE BOARD OF DIRECTORS
Jack L. Bowman, Chairman and Chief Executive Officer
April 19, 2004 Seattle, Washington

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

NEORX CORPORATION

PROXY STATEMENT

General

        This proxy statement is furnished in connection with the solicitation by the Board of Directors of NeoRx Corporation of proxies in the accompanying form for use at the Annual Meeting of Shareholders to be held on Tuesday, May 18, 2004, and any adjournment or postponement thereof. The annual meeting will be held at 9:00 a.m. at the Alexis Hotel, 1007 First Avenue at Madison, Seattle, Washington 98104.

        Our principal office is located at 300 Elliott Avenue West, Suite 500, Seattle, Washington 98119. The approximate date of mailing this proxy statement and the accompanying proxy card is April 19, 2004.

Voting Securities

        Holders of shares of our common stock and our Series B Convertible Preferred Stock, or Series B stock, outstanding at the close of business on March 19, 2004, the record date for the annual meeting, are entitled to receive notice of, and to vote at, the annual meeting. On the record date, there were 30,054,175 shares of common stock and 1,575 shares of Series B stock outstanding. Each of the holders of common stock is entitled to one vote for each share of common stock held of record in such person's name on the record date. Each of the holders of the Series B stock has full voting rights and powers equal to the voting rights and powers of the holders of the common stock and shall be entitled to vote with the common stock as one class. Each holder of the Series B stock is entitled to the number of votes equal to the number of shares of common stock into which such shares of Series B stock could be converted on the record date at the then current conversion value as set forth in the Designation of Rights and Preferences of the Series B stock, which results in 2,000 votes for each share of Series B stock held of record on March 19, 2004. However, pursuant to the terms of the Designation of Rights and Preferences, the maximum number of votes that each holder (or group of holders as defined in Section 13(d) of the Securities Exchange Act of 1934) of shares of Series B stock is entitled to cast generally cannot exceed 4.99% of the total number of shares of common stock then outstanding. This is referred to as the Series B voting cap. Applying the Series B voting cap to the number of shares of common stock outstanding on the record date, no holder of Series B stock will be entitled to cast more than 1,499,703 votes. Under Washington law and our Articles of Incorporation, a quorum consisting of a majority of the shares entitled to vote must be represented in person or by proxy for the transaction of business at the annual meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum.

        Each shareholder has the right to cumulate his or her votes and cast as many votes as are equal to the number of directors to be elected multiplied by the number of votes such shareholder is entitled to cast. These votes may be cast for one nominee or distributed among as many nominees as the shareholder desires. If a shareholder wishes to cumulate his or her votes, he or she should multiply the number of votes he or she is entitled to cast by the number of directors to be elected (deriving a cumulative total) and then write the number of votes for each director next to each director's name on the proxy card. The total votes cast in this manner may not exceed the cumulative total. If a shareholder does not wish to cumulate votes for directors, he or she should indicate a vote for or against each nominee, as provided on the proxy card. On all other matters, each share of common stock entitles its holder to one vote and each share of Series B stock entitles its holder to 2,000 votes (subject to the Series B voting cap) on each matter to be acted upon at the annual meeting.

        Under Washington law and our Articles of Incorporation, if a quorum is present at the annual meeting, the seven nominees for election as directors who receive the greatest number of votes cast for the election of directors by the shares present, in person or represented by proxy, and entitled to vote at the annual meeting, will be elected directors. Abstention from voting on the election of directors will have no impact on the outcome of this proposal since no vote has been cast in favor of any nominee. Because brokers and other nominees who hold shares for the accounts of their clients generally have discretionary authority to vote such shares with respect to the election of directors in the absence of voting instructions from their clients, there cannot be any "broker nonvotes" on this matter.

        The adoption of the 2004 Incentive Compensation Plan (Proposal 2) will be approved if the votes cast in favor of the proposal by the holders of shares entitled to vote thereon exceed the votes cast against the proposal. Abstentions from voting and "broker nonvotes" (which would occur if brokers or nominees are given no voting instructions from their clients with respect to these matters, since current NASDAQ rules prohibit discretionary voting on equity compensation plans) will have no impact on the outcome since neither an abstention nor a broker nonvote would constitute a vote for or against the proposal.

        Proxies solicited by the Board of Directors will be voted in favor of the director nominees and Proposal 2 unless shareholders direct otherwise in their proxies. The proxy cards also confer discretionary authority to vote the shares authorized to be voted thereby on any matter that was not known on the date of this proxy statement, but that properly may be presented for action at the annual meeting.

        Brokers who hold shares for the account of their clients may vote their clients' proxies in the brokers' own discretion as to the election of directors, if the clients have not furnished voting instructions prior to the annual meeting.

        YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

Revocation

        A shareholder may revoke a proxy at any time before its exercise by written notice to our Corporate Secretary, by timely delivery of a valid, later-dated proxy, or by voting in person at the annual meeting.

Expenses of Solicitation

        We have retained Mackenzie Partners, Inc., 105 Madison Avenue, 14th Floor, New York, NY 10016, to help solicit proxies. We will pay the cost of their services, which is estimated at approximately $8,000 plus reasonable expenses. Proxies will be solicited by personal interview, mail and telephone. In addition, we may reimburse brokerage firms and other persons who represent beneficial owners of stock for their reasonable expenses in forwarding solicitation materials to beneficial owners. Our directors, officers and regular employees may also solicit proxies, personally or by telephone or facsimile, without additional compensation.

ELECTION OF DIRECTORS (PROPOSAL 1)

Nominees for Director

        Pursuant to our Restated Bylaws, the number of directors of the company is fixed, within a designated range, by the company's board of directors. We currently have five directors, but the board has voted to increase the number of directors to seven.

        Seven directors are to be elected by the shareholders at the annual meeting. These directors will serve one-year terms that will expire at the 2005 Annual Meeting of Shareholders, or until their successors have been elected and qualified. Each of the Board nominees named below currently serves as a director, except David R. Stevens and Robert M. Littauer, who are new director nominees. Unless a shareholder withholds his or her vote, each proxy will be voted for the election of the following nominees:

        JACK L. BOWMAN, age 71, has been a director since January 1994. In March 2003, Mr. Bowman was elected our Executive Chairman and Chairman of the Board of Directors and in June 2003 was appointed our Chief Executive Officer. Mr. Bowman was Company Group Chairman of Johnson & Johnson, a multinational pharmaceutical company, from 1987 until his retirement in 1993. Mr. Bowman is a director of Cell Therapeutics, Inc., Celgene Corp., Targeted Genetics Corporation and Reliant Pharmaceuticals, LLC, each of which is a biotechnology company. Mr. Bowman also serves as an advisor to Bay City Capital LLC, also known as BCC, a merchant bank providing advisory services and investing in life science companies. He holds a BEd degree from Western Washington University.

        FREDERICK B. CRAVES, PhD, age 58, has been our Vice Chairman of the Board since March 2003, after serving as Chairman of the Board since July 1993. In June 1997, Dr. Craves co-founded BCC, and has served as Managing Director of BCC since its inception. Dr. Craves also started two additional investment companies: the Craves Group LLC (in 1996) and Burrill & Craves (in 1994). He was the founding Chairman of the Board and Chief Executive Officer of Codon and the co-founder of Creative Biomolecules, Inc. Currently, Dr. Craves is Chairman of the Board of BCC and a member of the Board of Directors of Epoch BioSciences, Inc., Incyte Genomics, Inc., and Medarex, Inc. Dr. Craves received a PhD in Pharmacology and Toxicology from the University of California, San Francisco.

        EDGAR ROLLAND DICKSON, MD, age 70, has been a director since May 1998. On December 31, 2003, Dr. Dickson retired as the Mary Lowell Leary Professor of Medicine at the Mayo Medical School and as Director of Development at the Mayo Foundation for Medical Education and Research, positions he had held since 1993. Dr. Dickson continues to hold Emeritus titles for each of those positions. In 1999, Dr. Dickson was appointed to the Board of Trustees of the Mayo Foundation. Dr. Dickson is a director of Axcan Pharma Inc. Dr. Dickson received his MD degree from The Ohio State University.

        CARL S. GOLDFISCHER, MD, age 45, has been a director since March 2000. He has been Managing Director of BCC since July 2001 and serves on its Board of Directors and Executive Committee. He joined BCC as an Executive-in-Residence in January 2001. Dr. Goldfischer was the Vice President, Finance and Chief Financial Officer of ImClone Systems, Inc., from May 1996 to July 2000. Dr. Goldfischer is a director of Diametrics Medical, Inc., a biotechnology company, and is also a director of Sarah Lawrence College. Dr. Goldfischer received his MD degree from Albert Einstein College of Medicine in 1988, and served as a resident in radiation oncology at Montefiore Hospital of the Albert Einstein College of Medicine until 1991.

        ALAN A. STEIGROD, age 66, has been a director since May 1998. Since 1996, Mr. Steigrod has served as Managing Director of Newport HealthCare Ventures, which invests in and provides consulting services to the biopharmaceutical industry. From March 1993 to November 1995, he served as President and Chief Executive Officer of Cortex Pharmaceuticals, Inc., a development-stage neuroscience company. Mr. Steigrod is a director of Lorus Therapeutics, Inc. and Sepracor, Inc., both biotechnology companies.

        DAVID R. STEVENS, PhD, age 55, has participated in the pharmaceutical and biotechnology industries since 1978. He is currently Executive Chairman and a member of the Board of Smart Drug Systems, Inc., a drug delivery technology. Dr. Stevens is a director of CanCog Technologies, Inc., a contract research organization, and Eleos, Inc. and Aqua Bounty Technologies, Inc., both of which are biotechnology firms. He has been an advisor to BCC since 1999. Dr. Stevens was formerly President and CEO of Deprenyl Animal Health, Inc., a veterinary pharmaceutical company, from 1990 to 1998, and Vice President, Research and Development, of Agrion Corp., a biotechnology company from 1985 to 1988. He began his career in pharmaceutical research and development at the former Upjohn Company. Dr. Stevens received BS and DVM degrees from Washington State University and a PhD in Comparative Pathology from UC Davis.

        ROBERT M. LITTAUER, age 55, has over thirty years of experience in medical technology, high technology and biotechnology. From June 1987 to September 1996, he served NeoRx Corporation in various management positions, including as Senior Vice President, Chief Financial Officer and Treasurer. Mr. Littauer has been Chief Executive Officer of Kaleidos Pharma, Inc., a Seattle-based early stage biotechnology company, since July 2002. Prior to that, he served as Vice President and Chief Financial Officer of Detto Technologies, Inc., a software developer, from June 2001 to July 2002, and as Chief Executive Officer from January 2001 to April 2001 and Vice President and Chief Financial Officer from October 2000 to January 2001 of PlyMedia, Inc., a developer of digital imaging technology. From August 1999 to October 2000, he was Chief Financial Officer and Vice President, Finance and Administration of Avenue A, Inc. (now aQuantive, Inc.), an internet advertising company. Mr. Littauer served as Chief Financial Officer and Vice President of Finance and Administration of Ostex International, Inc., a medical diagnostics company, from October 1996 to June 1998. Mr. Littauer received his MBA degree and his Bachelor of Science in Industrial Engineering and Operations Research from Cornell University.

        It is intended that votes will be cast pursuant to the enclosed proxy card for the election as directors of the foregoing nominees. All nominees consented to serve as directors. If any nominee shall not be a candidate for election as a director at the annual meeting, the proxy holders will have the discretionary authority under the proxy to vote for the substitute nominee recommended by the existing directors.

        Pursuant to our Restated Bylaws, shareholders seeking to nominate other candidates for election to the Board of Directors at the annual meeting must give written notice to our Corporate Secretary not less than 60 days nor more than 90 days before the annual meeting. Such notice must contain certain information as to the shareholder giving the notice and each proposed nominee, including information required under our Restated Bylaws and the federal proxy rules. If less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given, notice by the shareholder must be given not later than the tenth day following the earlier of the mailing of notice of the annual meeting or the date public disclosure of the annual meeting was made. Our Restated Bylaws provide that no person shall be elected a director unless nominated in accordance with the Restated Bylaws. As of the date of this proxy statement, we have not received any director nominations by shareholders.

        The Board of Directors met six times and held an additional 12 telephone board meetings during the year ended December 31, 2003. Each board member attended at least 75% or more of the aggregate number of the meetings of the board and the committees on which he served. The Board of Directors has determined that, with the exception of Mr. Bowman, Dr. Craves and Dr. Goldfischer, all of our current directors and director nominees are "independent" as defined by NASDAQ. We do not have a specific policy regarding director attendance at the annual shareholder meeting; however, all directors are encouraged to attend if available. All of the current directors were present at last year's annual meeting.

Board of Directors Recommendation

        The Board of Directors recommends that shareholders vote FOR each of the director nominees.

Compensation of Directors

        Effective January 1, 2004, we pay directors who are not employees of the company an annual fee of $15,000 for service on the Board of Directors, together with a fee of $1,500 for each face-to-face board meeting. Payment for attendance at telephonic board meetings is $500 for up to one hour, $1,000 for one to two hours and $1,500 for more than two hours. Non-employee directors are paid a fee of $500 for attendance at each meeting of the committee or committees on which they serve. In addition, we pay the audit committee chairman an annual retainer of $8,000 and each audit committee member an annual retainer of $6,000. We pay the chairman and the members of each of the compensation committee and the nominating and corporate governance committee an annual retainer of $4,000. Non-employee directors have received stock option grants under our 1991 Stock Option Plan for Non-Employee Directors (the "Directors Plan") and our Restated 1994 Stock Option Plan (the "1994 Plan"), which expired in February 2004. We are seeking shareholder approval of the 2004 Incentive Compensation Plan (the "2004 Plan") described in Proposal 2 to replace the 1994 Plan. Directors, along with employees, officers, agents, consultants, advisors and independent contractors, will be eligible to receive options under the 2004 Plan. Each new non-employee director, upon election or appointment to the Board of Directors, receives an initial option to purchase 40,000 shares of common stock at an exercise price equal to the fair market value per share of common stock on the grant date. In addition, each non-employee director automatically receives an annual option grant to purchase 20,000 shares of common stock following each annual meeting of shareholders at an exercise price equal to the fair market value per share of common stock on the grant date, provided that a non-employee director who has received the initial option grant for 40,000 shares of common stock within five months prior to any such annual meeting of shareholders, does not receive the annual grant for such annual meeting. The options granted to non-employee directors as of each annual meeting of shareholders become exercisable in two equal installments over a two-year period.

        In January 2003, each non-employee director received an additional option grant to purchase 50,000 shares under the 1994 Plan. These stock options became fully vested on December 31, 2003.

        In May 2003, each non-employee director received the annual option grant to purchase 10,000 shares following his election to the Board of Directors, which will vest in two equal installments over the next two years. Each non-employee director also received an additional grant of an option to purchase 10,000 shares under the 1994 Plan, which will vest in two equal installments over a two-year period.

Committees of the Board

        The Board of Directors has three committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The charter of the audit committee is attached to this proxy statement as Appendix A, and the charter of the nominating and corporate governance committee is available on the corporate governance page of our Web site at http://www.neorx.com/governance.htm. Also posted on our Web site is a description of the process by which shareholders may send communications to the Board.

  Audit Committee

        Among other things, the audit committee oversees our accounting and financial reporting processes and the audit of our accounts, selects and retains our independent public accountants for the ensuing year, determines the terms of such engagement, reviews the scope of the audit proposed by such accountants, receives and reviews our annual financial statements and audit reports, and reviews the performance of our internal audit department and procedures. The audit committee is governed by an audit committee charter. The current members of the audit committee are Mr. Steigrod, Dr. Dickson and Dr. Goldfischer, with Mr. Steigrod acting as chair. In March 2003, Dr. Goldfischer replaced Mr. Bowman as a member of the audit committee upon Mr. Bowman's appointment to the management position of Executive Chairman. The Board of Directors has determined that Mr. Steigrod and Dr. Dickson are independent under applicable rules promulgated by the Securities and Exchange Commission (the "SEC") and NASDAQ.

        The Board of Directors has determined that Dr. Goldfischer is independent under the SEC rules, but is not independent pursuant to NASDAQ rules because he and BCC, of which he is Managing Director, received advisory fees from us within the past three years. However, neither Dr. Goldfischer nor BCC currently receives any payments from us (other than Dr. Goldfischer's compensation as a Board member). The Board of Directors believes that payment of past advisory fees to Dr. Goldfischer and BCC does not interfere with the exercise of Dr. Goldfischer's independent judgment in carrying out his responsibilities as a member of the audit committee and that, due to his extensive professional experience with financial matters and extensive experience with our operations through the years, his service on the audit committee is in the best interests of the company and our shareholders.

        Each member of the audit committee is able to read and understand fundamental financial statements, including our balance sheet, income statement and cash flow statement. The Board of Directors has determined that Dr. Goldfischer is an "audit committee financial expert" under applicable SEC rules. The audit committee convened in person six times and held an additional five telephone meetings during the year ended December 31, 2003.

  Compensation Committee

        The compensation committee's duties include reviewing and establishing the compensation and certain terms of employment of our executive officers, including the Chief Executive Officer, and administering our stock incentive compensation plans and other plans as may be assigned to the committee by the Board. The current members of the compensation committee are Mr. Steigrod and Dr. Dickson, with Mr. Steigrod acting as chair. In March 2003, Dr. Dickson replaced Mr. Bowman as a member of the compensation committee upon Mr. Bowman's appointment as our Executive Chairman. The Board of Directors has determined that each of the committee members is independent under applicable NASDAQ rules. The compensation committee convened in person four times and held an additional three telephone meetings during the year ended December 31, 2003.

  Nominating and Corporate Governance Committee

        The nominating and corporate governance committee makes recommendations to the Board of Directors regarding candidates to fill vacancies on, or to be elected to, the Board of Directors. The committee also recommends candidates for election as Chief Executive Officer and other corporate officers and succession planning for senior management. In February 2004, the scope of the responsibilities of the committee was broadened to include the development, recommendation and monitoring of corporate governance principles and policies applicable to the company.

        The current members of the committee are Dr. Craves, Dr. Dickson and Mr. Steigrod, with Dr. Dickson acting as chair. The Board of Directors has determined that Dr. Dickson and Mr. Steigrod are independent under applicable NASDAQ rules. The Board of Directors has determined that Dr. Craves is not independent pursuant to NASDAQ rules because he and BCC, of which he is Managing Director, received advisory fees from us within the past three years. However, neither Dr. Craves nor BCC currently receives any payments from us (other than Dr. Craves' compensation as a Board member). The Board of Directors believes that payment of past advisory fees to Dr. Craves and BCC Board of Directors does not interfere with the exercise of Dr. Craves' independent judgment in carrying out his responsibilities as a member of the committee and that, due to his extensive professional contacts within the biotechnology and financial sectors and his extensive experience with us, his service on the committee is in the best interests of the company and our shareholders.

        The nominating and corporate governance committee convened once during the year ended December 31, 2003. The committee also met on February 19, 2004, April 9, 2004 and April 13, 2004, to discuss the director selection process and criteria, make general recommendations regarding the composition of the Board of Directors and approve and recommend to the Board the current slate of director nominees.

Director Nominations and Qualifications

        The nominating and corporate governance committee will consider nominees for the Board of Directors recommended by shareholders with respect to elections to be held at an annual meeting, although the committee is not obligated to recommend such nominees to the Board. In accordance with our Restated Bylaws, to nominate a director for election to the Board of Directors at an annual meeting of shareholders, a shareholder must deliver written notice of such nomination to our Corporate Secretary not fewer than 60 days nor more than 90 days prior to the date of the annual meeting (or if less than 70 days' notice or prior public disclosure of the date of such annual meeting is given or made to the shareholders, not later than the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made). The notice of a shareholder's intention to nominate a director must include:

  •
  information regarding the shareholder making the nomination, including the shareholder's name and address and the number of shares of our stock beneficially owned by the shareholder;

  •
  the name and business address of the person or persons being nominated, their principal occupation and such other information regarding each nominated person that would be required in a proxy statement filed pursuant to the SEC's proxy rules if the person had been nominated for election by the Board of Directors; and

  •
  the written consent of each such nominee to serve as a director, if elected.

        The Chairman of the Board, other directors and executive officers may also recommend director nominees to the nominating and corporate governance committee. The committee will evaluate nominees recommended by shareholders using the same criteria that it uses to evaluate all other nominees. These criteria include the candidate's experience, skills and personal accomplishments, as well as other factors that are listed as an appendix to the nominating and corporate governance committee charter. The committee has not in the past retained any third party to assist it in identifying candidates. Dr. Stevens and Mr. Littauer were recommended to the committee as possible director candidates by Dr. Craves and Mr. Bowman, respectively.

Code of Ethics and Code of Conduct

        We have adopted a Code of Ethics that applies to our Chief Executive Officer and other senior accounting officers and a Code of Conduct that applies to all officers, directors and employees. These codes are posted on our Web site at http://www.neorx.com. We intend to satisfy the disclosure requirements under Item 10 of Form 8-K regarding any amendment to or waiver of the Code of Ethics with respect to the covered persons by posting such information on our Web site.

Report of the Audit Committee

        The members of the audit committee are independent in accordance with applicable rules promulgated by the SEC, and the composition of the committee complies with applicable NASDAQ listing standards. Each member is able to read and understand fundamental financial statements, including the company's balance sheet, income statement and cash flow statement. The Board of Directors has determined that Dr. Goldfischer is an "audit committee financial expert" as defined in

Section 401(h) of Regulation S-K promulgated by the SEC. A copy of the audit committee's current charter, with amendments recommended by the committee and approved by the Board of Directors on February 19, 2004, is attached as Appendix A to this proxy statement. The audit committee has reviewed and discussed the audited financial statements with management. The audit committee has discussed with the independent accountants the matters required to be discussed by Statement on Accounting Standards No. 61. The audit committee also has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and has discussed with the independent accountants the accountants' independence. Based on the reviews and discussions referred to above, the audit committee recommended to the company's Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the SEC.

Submitted by the audit committee of the Board of Directors

AUDIT COMMITTEE

Mr. Alan Steigrod, Chair
Dr. Carl S. Goldfischer
Dr. E. Rolland Dickson

ADOPTION OF NEORX CORPORATION 2004 INCENTIVE COMPENSATION PLAN
(PROPOSAL 2)

        The Board of Directors has adopted, subject to shareholder approval, the NeoRx Corporation 2004 Incentive Compensation Plan (the "2004 Plan"). The 2004 Plan will replace the 1994 Stock Option Plan, which expired in February 2004. The 2004 Plan will permit the issuance of options as well as restricted stock and stock units.

        A copy of the 2004 Plan is attached to this Proxy Statement as Appendix B and is incorporated herein by reference. The following description is a summary of the material terms of the 2004 Plan and does not purport to be a complete description. See Appendix B for more details.

Description of the 2004 Plan

        Purpose.    The purpose of the 2004 Plan is to provide a means to allow grants of stock options, restricted stock and stock units to be made to selected employees, officers, directors, agents, consultants, advisors and independent contractors in order to attract and retain the services or advice of such persons and to provide added incentive to such persons by encouraging stock ownership in the company. As of April 7, 2004, approximately 50 people would be eligible to participate in the 2004 Plan.

        Stock Subject to the 2004 Plan.    The 2004 Plan authorizes the issuance of up to 3,000,000 shares of our common stock. Shares of common stock covered by an award granted under the 2004 Plan will not be counted as used unless and until they are actually issued and delivered to a participant. Shares relating to awards granted under the 2004 Plan that lapse, are canceled or forfeited, settled for cash, or otherwise terminated and shares withheld by or tendered to us in connection with the exercise of an option or other award granted under the 2004 Plan or in connection with the satisfaction of tax withholding obligations relating to awards or exercises of options or other awards are available for grant under the 2004 Plan. Awards made to assume or convert awards in connection with acquisition transactions will not reduce the number of shares authorized for issuance under the 2004 Plan. The shares of stock deliverable under the 2004 Plan may consist in whole or in part of authorized and unissued shares or shares now held or subsequently acquired by the company. The plan administrator may adjust the aggregate number of shares or the awards under the 2004 Plan in the event of a change affecting shares of common stock, such as stock dividends, recapitalization, reorganization, or mergers. Under the terms of the 2004 Plan, an individual generally may not receive awards in any one calendar year with respect to more than 500,000 shares, except that in the calendar year when the individual is first employed by or performs services for the company, such individual may receive awards with respect to no more than 800,000 shares.

        Administration.    The plan administrator of the 2004 Plan will initially be the compensation committee of the Board of Directors. The plan administrator, subject to the terms and conditions of the 2004 Plan and to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), has the authority to determine all matters related to the plan in its discretion, including the authority to select the individuals to receive awards and to determine the number of shares to be subject to each award, the type of award to be granted, the exercise price of options, and all other terms and conditions of the award.

        Awards.    The plan administrator is authorized to grant incentive stock options, nonincentive stock options, restricted stock and stock units under the 2004 Plan. Awards may consist of one, any combination, or all of these grant types.

        Eligibility.    Awards may be granted to employees, officers, directors, agents, consultants, advisors or independent contractors of the company or a related corporation, except that only employees of the company may receive incentive stock options.

        Terms and Conditions of Stock Option Grants.    At the discretion of the plan administrator, options granted under the 2004 Plan may be either nonqualified stock options or incentive stock options as defined in Code Section 422. The exercise price for each option is determined by the plan administrator, but generally may not be less than 100% of fair market value on the date of grant. As of April 7, 2004, the closing price per share of common stock as reported by the Nasdaq SmallCap Market was $3.65.

        The exercise price for shares purchased under an option must be paid in a form acceptable to the plan administrator, which forms may include cash, checks, shares of already-owned stock, a broker-assisted cashless exercise, or such other consideration as the plan administrator may permit.

        Unless the plan administrator determines otherwise, the term of each option will be ten years from the date of grant and will vest and become exercisable at a rate of 25% per year over a four-year period from the grant date.

        Incentive stock options granted to persons who own more than 10% of the total combined voting power of all classes of the company's stock must have an option term that does not exceed five years, and the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant.

        The vested portion of options may be exercised at any time in whole or in part in accordance with their terms. The unvested portion terminates upon termination of an optionee's employment or service relationship with the company for any reason. In the event of termination for a reason other than cause, death or total disability, and unless otherwise provided by the plan administrator, the vested portion of options will generally be exercisable for three months after the date of termination unless the option expires by its terms on an earlier date. In the event of termination by reason of death or total disability (as that term is defined in the 2004 Plan), and unless otherwise provided for by the plan administrator, the option will generally be exercisable for one year from the date of such termination, unless the option expires by its terms on an earlier date. In the event of termination for cause (as that term is defined in the 2004 Plan), the option shall not be exercisable after notice is given to the optionee of such termination for cause. A transfer of employment or service relationship between the company and a related corporation (as that term is defined in the 2004 Plan) or the change in service relationship between the company and an optionee does not constitute a termination of employment under the 2004 Plan so long as the person remains an employee, officer or director or is an agent, consultant, advisor or independent contractor and has a written agreement with the company to that effect or it is determined that a written agreement is not necessary.

        Unless determined otherwise by the plan administrator, the optionee may not transfer the options except by will or by the applicable laws of descent and distribution. In the event the plan administrator does allow the transfer of an option granted under the plan, the option shall remain subject to the same terms and conditions following such transfer.

        Restricted Stock and Stock Units.    Awards of shares of common stock, or awards designated in units of common stock, may be granted on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the company or the achievement of performance criteria, as determined by the plan administrator. Until the lapse of the restrictions, participants may not dispose of their restricted stock. The plan administrator, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on restricted stock and stock units under such circumstances and subject to such terms and conditions as the plan administrator deems appropriate.

        Capital Adjustments.    In the event of certain reorganizations, stock dividends, stock splits, consolidations or similar changes in the common stock, the aggregate number and class of shares covered by each outstanding option and the per share exercise price will be proportionately adjusted, but not the aggregate exercise price. The maximum number of shares that may be granted to any individual in one fiscal year will also be proportionately adjusted.

        Corporate Transactions.    If certain corporate transactions occur, such as certain mergers, consolidations, reorganizations or liquidations of the company, outstanding awards will become fully vested and exercisable immediately prior to the transaction. Options not exercised prior to the corporate transaction will terminate, except that if the shareholders of the company receive capital stock of another corporation in exchange for their shares of common stock, outstanding options will be assumed or an equivalent option substituted by the successor corporation. Options will be assumed by a successor corporation without any acceleration in vesting upon a re-incorporation of the company, the creation of a holding company or a merger in which the shareholders of the company immediately before the merger have the same proportionate ownership in the surviving company after the merger. In addition, the plan administrator has discretion to take such actions as it determines necessary or advisable with respect to corporate transactions, including, without limitation, waiving restrictions or providing for a cash payment in consideration for the cancellation of awards.

        Term, Termination and Amendment.    Unless earlier terminated by the Board of Directors, the 2004 Plan will terminate on April 6, 2014. The Board of Directors may at any time suspend, amend or terminate the 2004 Plan, subject to shareholder approval to the extent required by applicable law, regulation, or stock exchange rule. The amendment, suspension or termination of the 2004 Plan or a portion thereof or the amendment of an outstanding award shall not, without the participant's consent, materially adversely affect any rights under any outstanding award. No amendment that would constitute a "modification" to an outstanding incentive stock option that would cause the option to fail to continue to qualify as an incentive stock option under Code section 422 will be made without the consent of the optionee.

Federal Income Tax Consequences

        The following discussion summarizes the material United States federal income tax consequences to the company and to participants in the 2004 Plan. This summary is based on the Code and the United States Treasury regulations promulgated thereunder as in effect on the date of this proxy statement, all of which may change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to participants in the plan.

        Incentive Stock Options.    The incentive stock options granted under the 2004 Plan are intended to qualify for favorable federal income tax treatment accorded "incentive stock options" under the Code. Generally, the grant or exercise of an incentive stock option does not result in any federal income tax consequences to the participant or to the company. However, the optionee generally will have taxable income for alternative minimum tax purposes at the time of exercise as if the option were a nonqualified stock option.

        The federal income tax consequence of a disposition of stock acquired through the exercise of an incentive stock option will depend on the period such stock is held prior to disposition. If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date of exercise of the option, the participant will recognize long-term capital gain or loss in the year of disposition, equal to the difference between the amount realized on the disposition of the stock and the amount paid for the stock on exercise of the option.

        Generally, if a participant disposes of the stock before the expiration of either the statutory holding periods described above (a "disqualifying disposition"), the participant will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the exercise price and (ii) the excess of the amount realized on the disposition of the stock over the exercise price. Subject to certain limitations, to the extent the participant recognized ordinary income by reason of a disqualifying disposition, the company generally will be entitled to a corresponding business expense deduction in the taxable year during which the disqualifying disposition occurs. Generally, in the taxable year of a disqualifying disposition, the participant will also recognize capital gain or loss equal to the difference between the amount realized on the disposition of such stock over the sum of the amount paid for such stock plus any amount recognized as ordinary income by reason of the disqualifying disposition. Such capital gain or loss will be characterized as short-term or long-term depending on how long the stock was held.

        Nonqualified Stock Options.    Generally, the grant of a nonqualified stock option will not result in any federal income tax consequences to the company or the participant. Upon exercise of a nonqualified stock option, the participant generally will recognize ordinary income equal to the excess of the fair market value of the stock on the date of exercise over the amount paid for the stock upon exercise of the option. Subject to certain limitations, the company will be generally entitled to a corresponding business expense deduction equal to the ordinary income recognized by the participant.

        Upon disposition of stock, the participant will recognize capital gain or loss equal to the difference between the amount realized on the disposition of such stock over the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such capital gain or loss will be characterized as short-term or long-term, depending on how long the stock was held.

        Restricted Stock Awards.    Upon receipt of a restricted stock award, a participant generally will recognize taxable ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid to the company by the participant for the shares. However, no later than 30 days after a participant receives the restricted stock award, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, paid to the company by the participant for the shares plus the amount of taxable ordinary income recognized by the participant either at the time the restrictions lapsed or at the time of election, if an election was made by the participant. If the participant forfeits the shares to the company (e.g., upon the participant's termination prior to expiration of the restriction period), the participant may not claim a deduction with respect to the income recognized as a result of the election.

        Any dividends or dividend equivalents arising with respect to shares of restricted stock for which the restrictions have not lapsed generally will be taxable as ordinary income to the participant at the time the dividends or dividend equivalents are received by the participant. Dividends arising with respect to restricted stock after the restrictions have lapsed, or with respect to which the election described in the preceding paragraph was timely made, generally would be subject to a reduced rate of tax under current law.

        Stock Unit Award.    A participant will not recognize taxable income upon the grant of a stock unit award or a performance award. Generally, upon the distribution of cash or shares to a participant pursuant to the terms of a stock unit award, the participant will recognize taxable ordinary income equal to the excess of the amount of cash or the fair market value of shares transferred to the participant over any amount paid to the company by the participant with respect to the award.

        Potential Limitations on Deductions.    Section 162(m) of the Code precludes a deduction for compensation paid to our chief executive officer and our four highest compensated officers (other than our chief executive officer) to the extent that such compensation exceeds $1,000,000 for a taxable year. If certain requirements are met, qualified performance-based compensation is disregarded for purposes of the $1,000,000 limitation.

        The Board of Directors recommends that shareholders vote FOR approval of the NeoRx 2004 Incentive Compensation Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership, as of March 19, 2004, of the common stock and the Series B stock by (a) each person known by the Board of Directors to beneficially own more than 5% of the outstanding common stock, (b) each director and nominee for director, (c) our Chief Executive Officer and each executive officer named in the Summary Compensation Table, and (d) all executive officers and directors as a group. Except as otherwise indicated, we believe that the beneficial owners of the shares listed below have sole investment and voting power with respect to the shares.

Name and Address of Beneficial Owner	Series B Preferred Shares Beneficially Owned(1)	Percent of Series B Preferred Stock Outstanding(2)	Common Shares Beneficially Owned(1)	Percent of Common Shares Outstanding(2)
The Bay City Capital Fund I, LP(3) 750 Battery Street, Suite 600 San Francisco, CA 94111	0	0.00%	2,365,200	7.87%
Royal Bank Canada(4) 1 Liberty Plaza, 2nd Floor 165 Broadway New York, NY 10006	1,000	63.49%	2,000,000	6.65%
Heimdall Investments Ltd.(5) 300 Crescent Court, Suite 700 Dallas, TX 75201	0	0.00%	2,625,000	8.49%
BayStar Capital II, L.P.(6) 53 Forest Avenue, Suite 203 Old Greenwich, CT 06870	500	31.75%	1,000,000	3.33%
Douglass B. Given(7)	0	0.00%	387,302	1.28%
Jack L. Bowman(8)	0	0.00%	444,500	1.38%
Fred B. Craves(9),(3)	0	0.00%	2,750,200	8.34%
E. Rolland Dickson(10)	0	0.00%	140,000	*
Carl S. Goldfischer(11)	0	0.00%	265,000	*
Alan A. Steigrod(12)	0	0.00%	137,000	*
David R. Stevens	0	0.00%	0	*
Robert M. Littauer	0	0.00%	0	*
Karen Auditore-Hargreaves(13)	0	0.00%	332,194	1.09%
Anna Lewak Wight(14)	0	0.00%	207,500	*
Neile A. Grayson(15)	0	0.00%	79,276	*
Melinda G. Kile(16)	0	0.00%	162,338	*
All executive officers and directors as a group (11 persons)(17)	0	0.00%	5,003,227	15.49%

*
Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock owned as of March 8, 2004, and shares of common stock which are issuable within 60 days of March 8, 2004, including upon conversion of shares of Series B Preferred Stock or pursuant to options or warrants to purchase common stock, are deemed beneficially owned for computing the percentage of the person holding such securities, but are not considered outstanding for purposes of computing the percentage of any other person.

(2)
Based on 30,054,175 shares of common stock and 1,575 shares of Series B preferred stock outstanding on March 19, 2004.

(3)
The Bay City Capital Fund I, LP (BCCF) is an affiliate of the Bay City Capital LLC (BCC). Dr. Craves is a founder of BCCF and BCC and disclaims beneficial ownership of these shares. Dr. Craves, Dr. Goldfischer, Thomas J. Pritzker, Nicholas J. Pritzker and Mark Hoplamazian comprise the Board of Directors of BCC and are natural persons who share voting and investment power over the securities. Drs. Craves and Goldfischer and Messrs. Pritzker and Hoplamazian disclaim beneficial ownership of the shares.

(4)
Consists of 2,000,000 shares of common stock issuable upon conversion of 1,000 shares of Series B preferred stock. However, pursuant to the terms of the Designation of Rights and Preferences of the Series B preferred stock, the maximum number of votes of Royal Bank of Canada is limited to 4.99% of the total number of shares of common stock outstanding.

(5)
Includes 875,000 shares of common stock subject to warrants exercisable within 60 days. Pursuant to an Investment Management Agreement between Heimdall Investments Ltd. and HBK Investments L.P., HBK Investments L.P. has sole voting and dispositive power over the shares held by Heimdall Investments Ltd. Kenneth M. Hirsh, Laurence H. Lebowitz, William E. Rose, Richard L. Booth, David C. Haley and Jamiel A. Akhtar have control over HBK Investments L.P., but disclaim beneficial ownership of the shares held by Heimdall Investments Ltd.

(6)
Consists of 1,000,000 shares of common stock issuable upon conversion of 500 shares of Series B preferred stock. BayStar Capital Management, LLC, is the general partner of BayStar Capital II, L.P. Steve Derby, Steven L. Lamar and Lawrence Goldfarb are the managing members of BayStar Capital Management, LLC, and are natural persons who share voting and investment power over the securities. Mr. Derby, Mr. Lamar and Mr. Goldfarb disclaim beneficial ownership of the securities.

(7)
Includes 217,430 shares of common stock subject to options exercisable within 60 days. Dr. Given resigned as Chief Executive Officer and President and as a director on June 30, 2003.

(8)
Includes 423,000 shares of common stock subject to options exercisable within 60 days.

(9)
Includes 235,000 shares of common stock subject to options exercisable within 60 days and 2,365,200 shares of common stock held by BCCF.

(10)
Includes 135,000 shares of common stock subject to options exercisable within 60 days.

(11)
Consists of 265,000 shares of common stock subject to options exercisable within 60 days.

(12)
Includes 135,000 shares of common stock subject to options exercisable within 60 days.

(13)
Includes 317,194 shares of common stock subject to options exercisable within 60 days.

(14)
Includes 186,978 shares of common stock subject to options exercisable within 60 days.

(15)
Includes 69,276 shares of common stock subject to options exercisable within 60 days. Dr. Grayson resigned as Vice President, Corporate Development, on January 16, 2004.

(16)
Consists of 162,338 shares of common stock subject to options exercisable within 60 days. Ms. Kile resigned as Vice President of Finance effective April 16, 2004.

(17)
Includes 2,244,133 shares of common stock subject to options exercisable within 60 days.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth all compensation for services rendered in each of the last three years to our Chief Executive Officer and the four most highly compensated officers other than the Chief Executive Officer that were serving as executive officers at the end of 2003.

		Annual Compensation		Long-term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Restricted Stock Awards ($)(2)	Securities Underlying Options (#)	All Other Compensation ($)(3)
Jack L. Bowman(4) Chief Executive Officer and Chairman of the Board	2003 2002 2001	$289,690 0 0	$175,000 0 0	0 0 0	300,000 0 0	0 0 0
Douglass B. Given(5) Chief Executive Officer	2003 2002 2001	131,621 422,552 148,886	$0 60,000 0	$0 67,500 148,000	200,000 150,000 150,000	$525 1077 360
Karen Auditore-Hargreaves President and Chief Operating Officer	2003 2002 2001	231,137 196,637 192,385	91,700 17,500 12,500	0 4,700 0	258,340 90,000 35,000	1,052 1,102 885
Anna Lewak Wight Vice President, Legal	2003 2002 2001	230,360 191,309 166,208	57,422 40,000 20,000	0 4,700 0	150,000 60,000 15,000	860 860 885
Neile A. Grayson(6) Vice President, Corporate Development	2003 2002 2001	185,237 170,210 32,037	34,701 15,000 0	0 4,700 0	130,000 40,000 65,000	237 210 210
Melinda G. Kile(7) Vice President, Finance	2003 2002 2001	160,342 144,299 131,283	28,512 10,000 0	0 4,700 0	136,400 40,000 18,000	842 299 824

(1)
Includes accrued bonus, annual achievement award and discretionary bonus award.

(2)
Restricted stock awards are valued in the table above at their fair market value based on the per share closing price of our common stock on the NASDAQ on the date of grant. The restricted stock awards were granted as part of our incentive bonus plan for 2002. The shares of restricted stock were fully vested as of the date of grant. Restricted stock holdings as of December 31, 2003, and their fair market value based on the per share closing price of $4.16 on December 31, 2003, were as follows:

Name	# of Restricted Shares	Value on 12/31/03
Karen Auditore-Hargreaves	10,000	$41,600
Anna Lewak Wight	10,000	$41,600
Neile A. Grayson	10,000	$41,600
(3)
Consists of 5% matching of contributions paid to NeoRx Corporation's Employee Savings Plan and Trust, our 401(k) plan, and premiums paid under group term life insurance policies.

(4)
Mr. Bowman joined NeoRx as Executive Chairman on March 10, 2003; he was named Chief Executive Officer on June 30, 2003.

(5)
Dr. Given resigned as Chief Executive Officer and President on June 30, 2003.

(6)
Dr. Grayson resigned as Vice President, Corporate Development on January 16, 2004.

(7)
Ms. Kile resigned as Vice President of Finance effective April 16, 2004.

Stock Option Awards in 2003

        The following table provides details regarding stock options granted to Jack L. Bowman, Douglass B. Given, Karen Auditore-Hargreaves, Anna Lewak Wight, Neile A. Grayson and Melinda G. Kile (our "named executive officers") in 2003. In addition, in accordance with SEC rules, the hypothetical gains or "option spreads" that would exist for the respective options are shown. These gains are based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the options were granted over their 10-year terms.

Option Grants in 2003

							Potential Realizable Value At Assumed Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted(1)(#)		Percent of All Options Granted to Employees in 2003
Name					Exercise Price Per Share ($/sh)	Expiration Date	5%(6) ($)	10%(6) ($)
Jack L. Bowman	250,000 50,000	(2) (3)	12.39 2.48	% %	0.68 0.47	3/18/13 1/30/13	106,912 14,779	270,936 37,453
Douglass B. Given(7)	200,000	(3)	9.91%		0.47	1/30/13	59,116	149,812
Karen Auditore-Hargreaves	25,000 50,000 90,000 93,340	(4) (5) (3)	1.24 2.48 4.46 4.63	% % % %	4.41 2.79 2.69 0.47	12/19/13 7/31/13 5/8/13 1/30/13	69,336 87,731 152,255 27,589	175,710 222,327 385,845 69,917
Anna Lewak Wight	40,000 110,000	(3)	1.98 5.45	% %	2.69 0.47	5/8/13 1/30/13	67,669 32,514	171,487 82,396
Neile A. Grayson(8)	40,000 90,000	(3)	1.98 4.46	% %	2.69 0.47	5/8/13 1/30/13	67,699 26,602	171,487 67,415
Melinda G. Kile(9)	60,000 76,400	(3)	2.97 3.79	% %	2.69 0.47	5/8/13 1/30/13	101,504 22,582	257,230 57,228

(1)
All options were granted on May 8, 2003, except as otherwise noted, pursuant to the 1994 Plan and such options become exercisable in monthly increments over a four-year period from the grant date and expire ten years from the grant date. All options were granted with an exercise price equal to the fair market value of the common stock on the date of the grant based on the closing price of the common stock as quoted on the NASDAQ National Market (for options granted prior to March 20, 2003) or the NASDAQ SmallCap Market (for options granted on or after March 20, 2003). Under certain circumstances, defined as "change in control" in the 1994 Plan, vesting of options will be accelerated and optionees will have the right to exercise all or a part of such options immediately prior to any such transaction.

(2)
Options were granted on March 18, 2003.

(3)
Options were granted on January 30, 2003.

(4)
Options were granted on December 19, 2003.

(5)
Options were granted on July 31, 2003.

(6)
The amounts result from the assumed rates of stock price appreciation required by the SEC and are not intended to forecast actual stock price appreciation.

(7)
Dr. Given resigned as Chief Executive Officer and President on June 30, 2003.

(8)
Dr. Grayson resigned as Vice President, Corporate Development on January 16, 2004.

(9)
Ms. Kile resigned as Vice President of Finance effective April 16, 2004.

Stock Option Exercises in 2003

        The following table sets forth information on option exercises in the year ended December 31, 2003, by the named executive officers and the value of such officers' unexercised options at the end of 2003.

Aggregated Option Exercises during 2003 and Year-End Option Values

			Number of Securities Underlying Unexercised Options at December 31, 2003 (#)
					Value Of Unexercised In-The-Money Options at December 31, 2003(1)($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Jack L. Bowman	0	0	335,500	97,500	878,893	323,350
Douglass B. Given(2)	200,000	530,000	250,000	0	121,500	0
Karen Auditore-Hargreaves	0	0	286,777	216,563	669,953	248,321
Anna Lewak Wight	0	0	174,062	77,291	477,333	99,525
Neile A. Grayson(3)	0	0	145,520	89,480	362,207	83,093
Melinda G. Kile(4)	0	0	147,609	86,478	367,324	112,203

(1)
The value of unexercised in-the-money options is calculated based on the market price per share on December 31, 2003, of $4.16 as reported on the NASDAQ SmallCap Market, less the exercise price.

(2)
Dr. Given resigned as Chief Executive Officer and President on June 30, 2003.

(3)
Dr. Grayson resigned as Vice President, Corporate Development on January 16, 2004.

(4)
Ms. Kile resigned as Vice President, Finance effective April 16, 2004.

Report of the Compensation Committee on Executive Compensation

  Statement of Compensation Philosophy

        The compensation committee of the Board of Directors is responsible for establishing compensation levels for the company's executive officers, establishing and administering performance-based compensation plans, evaluating the performance of the company's executive officers, and considering management succession and related matters.

        The company's executive compensation program primarily consists of three parts: base salary, annual bonus and stock options. The company's philosophy is to hire individuals who possess the requisite professional managerial skills, with demonstrated success in positions of comparable scope and responsibility in healthcare, biotechnology and other research and industrial settings, and who will help the company achieve its mission of developing innovative cancer therapeutics. The company is committed to recruiting, motivating and retaining senior executives with demonstrated talent and managerial leadership skills.

        The company's goal is for total compensation to be competitive with the marketplace. For this purpose, the committee compares the company with a selected group of biotechnology and pharmaceutical companies with similar business characteristics. The company's executive compensation program places significant emphasis on equity participation by granting stock options to align the interests of senior management with those of the company's shareholders. The company's cash compensation is designed to be competitive while also recognizing the need to conserve cash for product development.

        Compensation payments in excess of $1 million that the company may make to each of the named executive officers are subject to a limitation on deductibility for the company under Section 162(m) of the Internal Revenue Code of 1986, as amended. Certain performance-based compensation is not subject to the limitation on deductibility. Cash compensation to the Chief Executive Officer or any other executive officer has never exceeded $1 million, and the compensation committee does not expect cash compensation in 2004 to the Chief Executive Officer or any other executive officer to exceed $1 million. The Board intends to qualify option awards for the performance-based exception to the $1 million limitation on deductibility of compensation payments.

  Base Salary

        The company's philosophy is to maintain executive cash compensation at a competitive level sufficient to recruit and retain individuals possessing the above-mentioned skills. Determinations of appropriate cash compensation levels are generally made through regular participation in industry and industry-related surveys, as well as by monitoring developments in key industries such as biotechnology and pharmaceuticals. The company's cash compensation levels are designed to be approximately equal to cash compensation paid by other similarly situated biotechnology enterprises. Executive salaries are not tied to a specific level of compensation, but are compared to the salary level equal to the 50th percentile of data available for each position.

        The compensation committee relies on compensation statistics from various sources, including the 2003 Radford Associates Biotechnology Survey of companies having between 50 and 149 employees (the "Radford Survey"), which includes more than 500 public and private companies in the biotechnology and pharmaceutical industries.

  Annual Bonus

        An annual bonus plan has been established to reward participants for their contributions to the achievement of company-wide performance goals. All executive officers of the company participate in the program, and the compensation committee may elect to expand it to cover other employees. This incentive plan is designed to ensure that, when such payments are added to a participant's base salary, the resultant compensation for above-average performance will approximate the average total cash compensation level of comparable companies.

        In 2003, company executive officers were eligible to earn a bonus as percentage of base salary, upon attainment of specific company performance goals set by the Board of Directors. These goals included successful negotiation with FDA to lift the clinical hold on STR, securing a Special Protocol Assessment from the FDA for the phase III trial of STR, resumption of manufacturing activities at the Company's plant in Denton, TX and increasing the Company's operating cash. The compensation committee assigned relative weights to these goals in formulating the amount of the awards. On February 18, 2004, the committee determined that the major 2003 goals were met. Based on the company's overall performance reflecting attainment of these goals, cash bonuses were paid to the following named executive officers as a percent of their 2003 base salary: Mr. Bowman (60.4%), Dr. Auditore-Hargreaves (39.7%), Ms. Wight (17.8%), Dr. Grayson (8.9%) and Ms Kile (17.8%).

        In addition to the bonus plan, the compensation committee has the discretion to grant achievement awards of cash, restricted stock and/or stock options to individual executive officers. These achievement awards are intended to recognize individuals for outstanding contributions to the company. Ms. Wight and Dr. Grayson were each granted a cash discretionary achievement award in 2003 in the amount of $20,000 for the successful execution of a license and assignment agreement with Boston Scientific. The committee also has the discretion to grant restricted stock in lieu of cash bonus awards. In January 2003, each executive officer of the company was granted 10,000 shares of restricted stock as a part of his or her 2002 bonus compensation. A portion of the 2002 executive bonus was paid in restricted stock in an effort to conserve cash.

  Stock Options

        Stock options are viewed as a basic element of the total compensation program and emphasize the company's long-term performance, measured by the creation of shareholder value. All full-time employees are eligible to receive stock options under the company's stock incentive plan. The company's 1994 Plan expired in February 2004, and the company is seeking shareholder approval of the 2004 Plan in order to continue its broad-based employee stock option program.

        In determining the number of options, if any, granted to each executive officer, the compensation committee considers the amount and value of options currently held by the executive, but focuses primarily on the executive's past and continued contribution, as well as the executive's relative position. Although the compensation committee does not have a target ownership level for common stock holdings by executives and key employees, the compensation committee's objective is to enable such persons to develop and maintain a significant long-term ownership position in the company's common stock.

        Stock options to executive officers are granted with exercise prices at least equal to the fair market value on the date of grant. The compensation committee generally has awarded options to executives at the time of employment and promotion and at discretionary intervals thereafter. The compensation committee seeks to keep the company's executive stock incentive compensation competitive with that of other biotechnology companies. The compensation committee determines the terms and conditions of each award, including the vesting and exercise periods of stock options. Options vest in periods generally ranging from one to four years after the date of grant. In certain cases, vesting may be accelerated based on the achievement of corporate and individual objectives.

        In addition to granting stock options to company executive officers under the programs described above, the compensation committee also granted 322,050 stock options to approximately 40 other employees under the Company's 1994 Plan during 2003. This broad-based program, which expired in February 2004, was designed to create an entrepreneurial spirit at the company and to provide meaningful incentives for the day-to-day achievements of its employees, which, in turn, are expected to improve the company's long-term performance. The company has proposed the 2004 Plan for shareholder approval in order to continue this company-wide compensation strategy.

  Compensation of the Chief Executive Officer

        The committee evaluates several performance factors to determine the Chief Executive Officer's compensation. Where possible, it uses objective measurements, but it also uses a number of subjective evaluations of performance including, but not limited to, general leadership qualities, effective management of human resources and ability to anticipate and prepare for future opportunities and challenges. The committee uses these evaluations and independent statistics, including the Radford Survey, to establish the total compensation to be paid to the Chief Executive Officer. The committee then divides the Chief Executive Officer's total compensation into the same component parts (base salary, annual bonus and stock incentive compensation) as our other executive-level employees.

        Jack L. Bowman was appointed Executive Chairman of the company on March 10, 2003, and was named Chief Executive Officer on June 30, 2003. Mr. Bowman's base compensation in 2003 was $289,690, making his 2003 annualized base salary $350,000. This placed Mr. Bowman at approximately the 60th percentile of the average of chief executive officers in the 2003 Radford Survey. Mr. Bowman received cash bonuses totaling $175,000 for achievement of the Company's 2003 performance goals discussed above and, in connection with his appointment as the Company's chief executive, he was awarded stock options to purchase 300,000 shares of common stock.

        Submitted by the compensation committee of the Board of Directors.

COMPENSATION COMMITTEE

Mr. Alan Steigrod, Chair
Dr. E. Rolland Dickson

Compensation Committee Interlocks and Insider Participation

        During 2003, Mr. Bowman, Mr. Steigrod, and Dr. Dickson served as members of the compensation committee. In March 2003, Mr. Bowman became our Executive Chairman and resigned from the committee. Dr. Dickson was appointed in Mr. Bowman's place.

Stock Price Performance Graph

        The graph below compares the cumulative total shareholder return on our common stock with the cumulative total shareholder return of the NASDAQ Stock Market Index (US) and the NASDAQ Pharmaceutical Stocks Index. Stock price performance shown below is historical, and not necessarily indicative of future price performance.

Comparison of Five-Year Cumulative Total Return Among NeoRx Corporation,
NASDAQ Stock Market Index (US) and
NASDAQ Pharmaceutical Stocks Index(1)

(1)
Assumes $100 invested on January 1, 1998, in our common stock, the NASDAQ Stock Market Index and the NASDAQ Pharmaceutical Stocks Index, an index of approximately 217 companies, the common stock of which is quoted on the NASDAQ National Market. The Primary Standard Industrial Classification Code Number (SIC) of these companies is #2835—Pharmaceutical Companies. Total return performance for the NASDAQ Stock Market Index and the NASDAQ Pharmaceutical Stocks Index is weighted based on the market capitalization of the firms included in each index and assumes that dividends are reinvested. The NASDAQ Stock Market Index and the NASDAQ Pharmaceutical Stocks Index are produced and published by the Center for Research in Securities Pricing at the University of Chicago.

Employment Contracts, Termination of Employment and Change of Control Agreements

        We are a party to change in control agreements with all of our named executive officers and key executive severance agreements with all named executive officers except Mr. Bowman.

  Change of Control Agreements

        On February 19, 2004, we entered into a change of control agreement with Mr. Bowman. Pursuant to this agreement, if we terminate Mr. Bowman's employment without cause, or if Mr. Bowman terminates his employment for good reason, Mr. Bowman is entitled to receive an amount equal to his annual base salary, up to one year's medical and dental insurance benefits and the immediate vesting of all of his outstanding stock options.

        On May 13, 2003, we entered into a change of control agreement with Dr. Auditore-Hargreaves. Pursuant to this agreement, if we terminate Dr. Auditore-Hargreaves' employment without cause, or if Dr. Auditore-Hargreaves terminates her employment for good reason, Dr. Auditore-Hargreaves is entitled to receive an amount equal to one times her annual base salary, fifty percent of the annual bonus that would have been paid but for the termination of her employment, up to one year's medical and dental insurance benefits and the immediate vesting of all of her outstanding stock options.

        On February 28, 2003, we entered into change of control agreements with Ms. Wight and Ms. Kile. Under these change of control agreements, if we terminate the executive's employment without cause, or if the executive terminates her employment for good reason, the executive is entitled to receive an amount equal to fifty percent of her annual base salary, fifty percent of the annual bonus that would have been paid but for the termination of her employment, up to one year's medical and dental insurance benefits and the immediate vesting of all of her outstanding stock options.

        Under all of the change of control agreements, "cause" includes the following events: refusal or persistent failure to carry out any of the executive's material duties after reasonable notice and an opportunity to correct the failure, violation by the executive of a state or federal criminal law involving a crime against the company or any other crime involving moral turpitude, the executive's abuse of alcohol or controlled substances, deception, fraud or dishonesty by the executive or any incident materially compromising the executive's reputation or ability to represent us with the public. "Good reason" includes a material diminution in the executive's position, duties or responsibility, our failure to pay the executive's annual salary and bonus as provided in the agreement, requiring the executive to be based further than 30 miles from our present location, or our failure to properly assign the agreement to a successor. The agreements run for an initial one-year term and renew automatically for successive one-year periods unless either party gives 90 days' notice, except for Dr. Auditore-Hargreaves' agreement, which runs for an initial two-year term and renews for additional two-year periods. If a change of control occurs, the agreements automatically renew and run for a period of two additional years. A "change of control" is triggered upon the occurrence of certain mergers, consolidations, reorganizations or purchases of significant minority interests in our voting securities, a sale of substantially all of our assets or the failure of incumbent board members (or persons nominated or appointment by incumbent board members) to hold a majority of the seats on our Board of Directors.

  Key Executive Severance Agreements

        On May 13, 2003, we entered into a key executive severance agreement with Dr. Auditore-Hargreaves. Pursuant to this agreement, if we terminate Dr. Auditore-Hargreaves' employment without cause or if she terminates her employment for good reason, Dr. Auditore-Hargreaves is entitled to receive a severance payment of 100% of her current annual base salary and up to one year's medical and dental insurance benefits. The agreement runs for an initial two-year term and renews automatically for successive two-year periods unless either party gives 90 days' notice. The definitions of "cause" and "good reason" are the same as in the change of control agreements described above.

        On February 28, 2003, we entered into key executive severance agreements with Ms. Wight and Ms. Kile. Pursuant to these agreements, if we terminate the executive's employment without cause or if the executive is terminated for good reason, the executive is entitled to receive a severance payment of 75% of the executive's current annual base salary and up to nine months' medical and dental insurance benefits. The agreements run for an initial one-year term and renew automatically for successive one-year periods unless either party gives 90 days' notice. The definitions of "cause" and "good reason" are the same as in the change of control agreements, described above.

        These key executive severance agreements do not supersede or nullify the change of control agreements. However, if an executive's termination of employment falls into the scope of both agreements, we do not need to make payments under the severance agreements to the extent we are making the same payments under the change of control agreements.

Certain Relationships and Related Transactions with Management

        Dr. Craves is a founder and current Chairman of the Board of Bay City Capital LLC (BCC), a merchant bank focused on the life sciences industry. As of March 19, 2004, The Bay City Capital Fund I, L.P., an affiliate of BCC, owned approximately 7.9% of our common stock. Mr. Bowman is on the business advisory board of BCC and Dr. Goldfischer is a managing director of BCC.

        On August 31, 2000, we entered into an agreement with BCC whereby BCC would act as our advisor for the purpose of identifying opportunities to enter into strategic alliances. We paid a retainer fee of $26,667 for the first quarter of 2003 and $25,000 for each quarter thereafter to the end of 2003. The agreement also provides for the payment of a percentage of consideration raised from these alliances, ranging from one to five percent of the amount we receive, depending on the ultimate amount of consideration raised. This agreement expired on January 1, 2004, and we elected not to renew it. We believe the fees associated with this contract are equivalent to market prices for similar services at independent investment banks.

        On July 30, 2001, we entered into a Separation/Consulting Agreement and General Release with Paul Abrams pursuant to which Dr. Abrams' employment as our Chief Executive Officer ceased as of July 30, 2001. Pursuant to the terms of this agreement, for the period from July 30, 2001, through July 30, 2003, Dr. Abrams was entitled to receive payments at regular payroll intervals equal to his base salary as of the date of termination of his employment, subject to certain offsets against earnings. The payments were also subject to general tax and other withholdings and deductions applicable to wages. Dr. Abrams' incentive stock options ceased to qualify as incentive stock options and were treated as nonqualified options. On January 29, 2003, all of Dr. Abrams' stock options that were outstanding as of July 30, 2003, were accelerated in vesting and became fully vested. In addition, Dr. Abrams' time to exercise his vested stock options was extended until December 31, 2003. Dr. Abrams provided consulting services to us for the period commencing July 30, 2001, through July 30, 2003, subject to the terms of the agreement. We paid Dr. Abrams $178,815 for consulting services during 2003. This agreement terminated on July 30, 2003.

        On September 15, 2002, we entered into a Separation/Consulting Agreement and General Release with Becky J. Bottino pursuant to which Ms. Bottino's employment as Senior Vice President, Technical Operations, ceased as of September 15, 2002. Pursuant to the terms of the agreement, for the period from September 15, 2002, through September 15, 2003, Ms. Bottino was entitled to severance payments at regular payroll intervals equal to her base salary as of the date of termination of her employment, subject to certain offsets against earnings. The severance payments were also subject to general tax and other withholdings and deductions applicable to wages. Ms. Bottino's incentive stock options ceased to qualify as incentive stock options and were treated as nonqualified options. The options were exercisable until September 15, 2003. Ms. Bottino agreed to provide consulting services to us for the period commencing September 15, 2002, through September 15, 2003, subject to the terms of the agreement. We paid Ms. Bottino $50,042 for consulting services during 2003. This agreement terminated on September 15, 2003.

        On October 7, 2002, we entered into a Separation/Consulting Agreement and General Release with Richard L. Anderson pursuant to which Mr. Anderson's employment as Senior Vice President, Chief Financial Officer and Secretary ceased as of October 7, 2002. Pursuant to the terms of this agreement, for the period of October 7, 2002, through October 7, 2003, Mr. Anderson was entitled to severance payments at regular payroll intervals equal to his base salary as of the date of his termination of employment. The severance payments were subject to general tax and other withholdings and deductions applicable to wages. We accelerated the vesting of Mr. Anderson's options and all became fully vested and exercisable as of October 7, 2002, except for an option for 80,625 shares. The option for 80,625 shares became fully vested on October 7, 2003. Mr. Anderson's incentive stock options ceased to qualify as incentive stock options and were treated as nonqualified options. These options are exercisable until October 7, 2004. Mr. Anderson agreed to provide consulting services to us from October 7, 2002, to October 7, 2003, subject to the terms of the agreement. We paid Mr. Anderson $183,147 for consulting services during 2003. This agreement terminated on October 7, 2003.

        On June 26, 2003, the compensation committee approved, effective with the resignation of Douglass B. Given as our President and Chief Executive Officer on June 30, 2003, the accelerated vesting of all outstanding stock options granted by the company to Dr. Given. These options were exercisable until June 30, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who beneficially own more than 10% of our outstanding common stock, to file with the SEC initial reports of ownership and reports of changes in their beneficial ownership of our common stock. Directors, executive officers and greater-than-10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of the copies of the forms we received, or written representations from certain reporting persons that no such forms were required for those persons, we believe that during 2003, with the exception of a Form 4 filed late by Dr. Auditore-Hargreaves, all filing requirements of Section 16(a) applicable to directors, executive officers and greater-than-10% shareholders were complied with by such persons.

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        The audit committee of the Board of Directors has selected KPMG LLP to serve as independent public accountants to audit and report on our financials for the year ending December 31, 2004. Representatives from KPMG LLP are expected to be present at the annual meeting to make a statement if they so desire and to respond to appropriate questions from shareholders.

Principal Accounting Fees and Services

        The aggregate fees billed for professional services rendered by KPMG LLP for fiscal year 2003 and 2002 were as follows:

		Year Ended December 31,
		2003	2002
(1)	Audit Fees (for audit of our annual financial statements for fiscal year 2003 and 2002, respectively, and reviews of our quarterly financial statements)	$97,500	$72,983	***
(2)	Audit-Related Fees*	27,245	19,000
(3)	Tax Fees**	72,506	23,170
(4)	All Other Fees:	0	0

*
Audit related fees consisted principally of fees for employee benefit plan audits for 2003 and a government grant audit for 2002.

**
Tax fees consist of tax compliance, tax planning and tax advice.

***
Amount includes billings in 2002 related to the 2001 annual audit.

        The audit committee has considered and believes the provision of non-audit services is compatible with maintaining the independence of KPMG LLP. All of the hours expended on KPMG LLP's engagement to audit our financial statements for fiscal years 2003 and 2002 were attributed to work performed by persons who are full-time, permanent employees of KPMG LLP.

Audit Committee Pre-Approval Policy

        The audit committee of our Board of Directors has adopted a policy for the pre-approval of all audit and non-audit services provided by our independent accountants. The policy is designed to ensure that the provision of these services does not impair the accountants' independence. Under the policy, any services provided by the independent accountants, including audit, audit-related, tax and other services, must be specifically pre-approved by the audit committee.

        The audit committee may delegate pre-approval authority to one or more of its members. The audit committee does not delegate responsibilities to pre-approve services performed by the independent accountants to management.

        All audit and non-audit services provided by our independent accountants in 2003 were pre-approved by the audit committee.

PROPOSALS OF SHAREHOLDERS

        Under our Restated Bylaws, an eligible shareholder who wishes to submit a qualified proposal for consideration at an annual meeting of shareholders must give written notice to our Corporate Secretary in the manner required by the Restated Bylaws, not fewer than 60 nor more than 90 days prior to the date of the annual meeting (or, if we provide less than 70 days' notice of such meeting, no later than 10 days after the date of our notice). The Board of Directors may reject any proposal not made in compliance with the Restated Bylaws and/or not deemed appropriate for shareholder action. As of the date of this proxy statement, we have received no shareholder proposals for the annual meeting.

        Shareholder proposals to be considered for inclusion in our proxy statement and form of proxy relating to our Annual Meeting of Shareholders to be held in 2005 must be received no later than December 15, 2004.

OTHER BUSINESS

        We know of no other business to be presented at the annual meeting. If any other business properly comes before the annual meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the persons named in the accompanying form of proxy.

        Upon written request from any person solicited herein addressed to the Corporate Secretary at our principal offices, we will provide, at no cost, a copy of our proxy statement and our Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2003. You should mail written requests to the Corporate Secretary, NeoRx Corporation, 300 Elliott Avenue West, Suite 500, Seattle, Washington, 98119.

BY ORDER OF THE BOARD OF DIRECTORS
Jack L. Bowman, Chairman and Chief Executive Officer
April 19, 2004 Seattle, Washington

Appendix A

NEORX CORPORATION
AUDIT COMMITTEE CHARTER

I.     PURPOSE AND ROLE

        The audit committee (the "Committee") is a committee of the Board of Directors of the corporation. Its primary function shall be to assist the board in fulfilling oversight of (1) the integrity of the corporation's financial statements, (2) the corporation's compliance with legal and regulatory requirements, (3) the independent accountants' qualifications and independence, and (4) the performance of the corporation's internal audit function and independent accountants.

        The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this charter.

        The Committee shall, as representatives of the corporation's shareholders, have the ultimate authority and responsibility to appoint, retain, determine funding for, oversee and, where appropriate, replace the independent accountants. The Committee shall also have all authority necessary to fulfill the duties and responsibilities assigned to the Committee in this charter or otherwise assigned to it by the Board of Directors.

        The responsibilities of a member of the Committee shall be in addition to such member's duties as a member of the Board of Directors. The Committee, when appropriate, may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

        While the Committee shall have the responsibilities and powers set forth in this charter, it shall not be the duty of the Committee to plan or conduct audits or to determine whether the corporation's financial statements are complete, accurate, or in accordance with generally accepted accounting principles. These are the responsibilities of management and the independent accountants.

II.    COMPOSITION

        The Committee shall be comprised of three or more directors, who shall serve on the committee at the pleasure of the Board of Directors. The membership of the committee shall meet the independence and financial literacy and experience requirements (or permitted exceptions thereto) of The NASDAQ Stock Market, Inc., as the same may be modified or supplemented, or similar requirements of such other securities exchange or quotation system as may from time to time apply to the corporation.

        Committee members shall be designated by the full Board of Directors. Unless a chair is selected by the full board, the members of the Committee may designate a chair by majority vote of the full committee membership. The board may remove any member from the Committee at any time with or without cause.

        Each Committee member must, at a minimum, be able to read and understand fundamental financial statements, including the corporation's balance sheet, income statement and cash flow statement.

        At least one Committee member shall have sufficient financial expertise in finance, accounting and auditing so as to be a "financial expert," in accordance with such regulations as may be applicable to the corporation from time to time, through:

  (a)
  education and experience as a chief financial officer, principal accounting officer, controller, public accountant or auditor, or experience in one or more positions involving the performance of similar functions;

  (b)
  experience actively supervising a chief financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

  (c)
  experience overseeing or assessing the performance of companies or public accountants regarding the preparation, auditing or evaluation of financial statements; or

  (d)
  other relevant experience.

        No member of the Committee shall serve on more than two audit committees of publicly traded companies other than the corporation at the same time such member serves on this Committee, unless the Board of Directors determines that such simultaneous service would not impair the ability of such member to effectively serve on this Committee. If a Committee member serves on the audit committees of both a public company and a wholly owned subsidiary of such company, such service shall be counted as service on one audit committee, rather than two.

III.  MEETINGS

        The Committee shall establish a meeting calendar annually, which shall include at least four quarterly meetings for the year. The Committee may hold such other meetings as are necessary or appropriate in order for the Committee to fulfill its responsibilities. The Committee shall also provide minutes of Committee meetings to the board and report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

IV.    RESPONSIBILITIES

        To fulfill its responsibilities the Committee shall:

Documents/Reports Review

1.
Review and reassess the adequacy of this charter annually and submit it to the Board of Directors for approval.

2.
Review the corporation's annual financial statements and, as necessary or appropriate, any reports or other financial information submitted to governmental bodies or the public, such as certifications, reports, opinions, or reviews rendered by the independent accountants.

3.
Review reports to management prepared by external or internal auditors and management's response.

4.
When required under generally accepted auditing standards, review with financial management and the independent accountants the corporation's quarterly report on Form 10-Q prior to its filing or prior to the release of earnings.

5.
Prepare the report required by the rules of the Securities and Exchange Commission to be included in the corporation's annual proxy statement.

Engagement of Independent Accountants

6.
Select and retain the independent accountants; determine and approve compensation of the independent accountants; and resolve disagreements between management and the independent accountants.

7.
Pre-approve the retention of the independent accountants for all audit and such non-audit services as the independent accountants are permitted to provide the corporation and approve the fees for such services, other than de minimis non-audit services allowed by relevant law. The Committee shall pre-approve services pursuant to its Audit and Non-Audit Services Pre-Approval Policy as the same may be modified or supplemented from time to time. The Committee shall be informed of each service that is pre-approved and no pre-approval shall be delegated to management. In considering whether to pre-approve any non-audit services, the Committee or its delegates shall consider whether the provision of such services is compatible with maintaining the independence of the accountants.

Evaluate Independent Accountant Qualifications, Performance and Independence

8.
Ensure that the Committee's approval of any audit services is publicly disclosed pursuant to applicable laws, rules and regulations.

9.
At least annually, evaluate the independent accountants' qualifications, performance and independence, including that of the lead partner.

10.
At least annually, obtain from the independent accountants, and review, a formal written statement delineating all relationships between the independent accountants and the corporation, consistent with Independence Standards Board Standard No. 1.

11.
Actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants, and take, or recommend that the full Board of Directors takes, appropriate action to oversee the independence of the independent accountants.

12.
Discuss with the independent accountants the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, Communications with Audit Committee, SAS No. 89, Audit Adjustments, and SAS No. 90, Audit Committee Communications, all as amended from time to time, together with any other matters as may be required for public disclosure or otherwise under applicable laws, rules and regulations.

13.
Oversee and evaluate the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant, with the understanding that the independent accountants shall report directly to and be overseen by the Committee. Ensure that the independent accountant's lead partner and reviewing partner are replaced every five years.

Financial Reporting Processes

14.
Meet with management and the independent accountants to review and discuss the annual audited financial statements and quarterly financial statements, including the corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the report of the independent accountants thereon and to discuss any off-balance sheet structures and significant issues encountered in the course of the audit work, including any restrictions on the scope of activities, access to required information, significant disagreements with management or the adequacy of internal controls.

15.
If so determined by the Committee, based on its review and discussion of the audited financial statements with management and the independent accountants, its discussions with the independent accountants regarding the matters required to be discussed by SAS 61, and its discussions regarding the accountants' independence, recommend to the Board of Directors whether the audited financial statements should be included in the corporation's annual report on Form 10-K.

Process Improvement

16.
Regularly review with the independent accountants any audit problems or difficulties and management's response, including adjustments noted or proposed by the independent accountants but not taken (as immaterial or otherwise) by management, communications between the audit team and the national office concerning auditing or accounting issues, and any management or internal control letters issued or proposed to be issued by the accountants. Review and discuss with the independent accountants the responsibilities, budget and staffing of the corporation's internal audit function.

17.
Obtain and review timely reports from the independent accountants regarding (1) all critical accounting policies and practices to be used, (2) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants and (3) other material written communications between the independent accountants and management, such as any management letter or schedule of unadjusted differences.

Internal Controls and Legal Matters

18.
Review activities, organizational structure, and qualifications of the internal audit personnel, if the Company has as a part of its staff, internal audit positions.

19.
Review any reports by management regarding the effectiveness of, or any deficiencies in, the design or operation of internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in the corporation's internal controls. Review any report issued by the corporation's independent accountants regarding the corporation's internal controls.

20.
Review and approve all related-party transactions, including transactions between the corporation and its officers or directors or affiliates of officers or directors.

21.
Review, with the corporation's counsel, legal compliance matters including corporate securities trading policies.

22.
Review, with the corporation's counsel, any legal matter that could have a significant impact on the corporation's financial statements.

23.
Develop and monitor compliance with a code of ethics for senior financial officers and with a code of conduct for all corporation employees, officers and directors pursuant to and to the extent required by regulations applicable to the corporation from time to time.

24.
Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

25.
Establish procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Other

26.
Perform any other activities consistent with this charter, the corporation's bylaws and governing law, as the Committee or the board deems necessary or appropriate.

Appendix B

NEORX CORPORATION
2004 INCENTIVE COMPENSATION PLAN

SECTION 1. PURPOSE

        The purpose of the NeoRx Corporation 2004 Incentive Compensation Plan (this "Plan") is to provide a means whereby selected employees, officers, directors, agents, consultants, advisors and independent contractors of NeoRx Corporation (the "Company") or of any Related Corporation, may be granted Incentive Stock Options, Nonqualified Stock Options, Restricted Stock or Stock Units, in order to attract and retain the services or advice of such employees, officers, directors, agents, consultants, advisors and independent contractors and to provide added incentive to such persons by encouraging stock ownership in the Company.

SECTION 2. DEFINITIONS

        Certain terms used in this Plan have the meanings set forth in Appendix I.

SECTION 3. ELIGIBIlITY

        Incentive Stock Options may be granted only to an individual who, at the time the Option is granted, is an employee of the Employer. Nonqualified Stock Options, Restricted Stock or Stock Units may be granted to any employee, officer, director, agent, consultant, advisor or independent contractor of the Employer; provided, however, that such agent, consultant, advisor or independent contractor render bona fide services that are not in connection with the offer and sale of the Company's securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

SECTION 4. AWARDS

  4.1    Form, Grant and Settlement of Awards

        The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Awards may be granted singly or in combination. Any Award settlement may be subject to such conditions, restrictions and contingencies, as the Plan Administrator shall determine.

  4.2    Deferrals

        The Plan Administrator may permit or require a Participant to defer receipt of the payment of any Award. If any such deferral election is permitted or required, the Plan Administrator, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents, including converting such credits to deferred share unit equivalents.

SECTION 5. STOCK SUBJECT TO THIS PLAN

  5.1    Authorized Number of Shares

        Subject to adjustment from time to time as provided in Section 10.1, a maximum of three million (3,000,000) shares of Common Stock shall be available for issuance under the Plan. Shares of Common Stock issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company.

  5.2    Limitations

        Subject to adjustment as provided in Section 10.1, no Participant shall be eligible to receive in any one calendar year Awards relating to more than five hundred thousand (500,000) shares of Common Stock except in the calendar year the Participant is first employed by or performs services for the Employer. In such calendar year when the Participant is first employed by or performs services for the Employer, such Participant shall be eligible to receive Awards relating to no more than eight hundred thousand (800,000) shares of Common Stock, subject to adjustment as provided in Section 10.1. The maximum number of shares of Common Stock that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 5.1, subject to adjustment as provided in Section 10.1.

  5.3    Share Usage

        Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares of Common Stock hereunder or if shares of Common Stock are issued under this Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares of Common Stock subject to such Awards and the forfeited or reacquired shares of Common Stock shall again be available for issuance under the Plan. Any shares of Common Stock not issued because they were (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the exercise of an Option, purchase price of an Award or to satisfy tax withholding obligations in connection with an Award or (ii) covered by an Award that is settled in cash or in a manner such that some or all of the shares of Common Stock covered by the Award are not issued to a Participant shall be available for Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares or credited as additional Restricted Stock or Stock Units. Notwithstanding the foregoing, any such shares of Common Stock shall be counted in accordance with the requirements of Section 162(m) of the Code.

        Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Substitute Awards under the Plan. Substitute Awards shall not reduce the number of shares of Common Stock authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination, then, to the extent determined by the Board or the Plan Administrator, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of Common Stock of the entities are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares of Common Stock shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or non-employee directors of the Employer prior to such acquisition or combination. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is contemplated is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

SECTION 6. PLAN TERMS AND CONDITIONS OF OPTIONS

        The Plan Administrator may grant Options designated as Incentive Stock Options or Nonqualified Stock Options. Options granted under this Plan shall be evidenced by written (including electronic) agreements which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with this Plan. Notwithstanding the foregoing, Options shall include or incorporate by reference the following terms and conditions:

  6.1    Option Exercise Price

        The Exercise Price for a share of Common Stock under an Option shall not be less than 100% of the fair market value of a share of Common Stock for the grant date, except in the case of Substitute Awards. With respect to Incentive Stock Options granted to a Ten Percent Shareholder, the Exercise Price shall be as required by Section 7.3.

  6.2    Term and Vesting

        Subject to the restrictions contained in Section 7 with respect to granting Incentive Stock Options to Ten Percent Shareholders, the term of each Option shall be as established by the Plan Administrator and, if not so established, shall be 10 years. To ensure that the Employer will achieve the purpose and receive the benefits contemplated in this Plan, any Option granted to any Participant hereunder shall, unless the condition of this sentence is waived or modified in the agreement evidencing the Option or by resolution adopted at any time by the Plan Administrator, be exercisable as follows:

  •
  Option grants for existing employees with at least one year of service and existing employees receiving promotions become exercisable in monthly increments over a four-year period from the grant date.

  •
  Option grants for new employees with less than one year of service become exercisable at a rate of 25% one year after the date of grant and thereafter in equal monthly amounts over the next three years.

        Unless the Plan Administrator (or the Company's Chief Executive Officer in the case of Participants who are not subject to Section 16 under the Exchange Act) determines otherwise, the vesting schedule of an Option shall be adjusted proportionately to the extent a Participant's hours of employment or service are reduced after the date of grant.

  6.3    Exercise

        Subject to the vesting schedule described in Section 6.2, each Option may be exercised in whole or in part at any time and from time to time; provided, however, that an Option may not be exercised for less than a reasonable number of shares at any one time, as determined by the Plan Administrator. Only whole shares will be issued pursuant to the exercise of any Option. To the extent an Option has vested and become exercisable, the Option may be exercised by delivery to the Company of a properly executed stock Option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares of Common Stock with respect to which the Option is being exercised, the restrictions imposed on the shares of Common Stock purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Plan Administrator, together with payment of the exercise price.

  6.4    Payment of Exercise Price

        Payment of the Option exercise price shall be made in full at the time the notice of exercise of the Option is delivered to the Company and shall be in cash, bank certified or cashier's check or personal check (unless at the time of exercise the Plan Administrator in a particular case determines not to accept a personal check) for the Common Stock being purchased.

        The Plan Administrator can determine at any time before exercise that additional forms of payment will be permitted. Unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, and to the extent permitted by applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations and state corporate law), an Option may be exercised by a combination of cash and/or check and one or more of the following alternative forms:

  (a)
  tendering (either actually or by attestation) shares of Common Stock already owned by the Participant for at least six months (or any other period necessary to avoid adverse accounting consequences) having a fair market value equal to the aggregate exercise price of the shares of Common Stock being purchased under the Option;

  (b)
  delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of proceeds to pay the Option exercise price and withholding tax obligations that may arise in connection with the exercise; or

  (c)
  such other consideration as the Plan Administrator may permit.

  6.5    Termination of Relationship

        The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

  (a)
  Any portion of an Option that is not vested and exercisable on the date of a Participant's Termination of Service shall expire on such date.

  (b)
  Any portion of an Option that is vested and exercisable on the date of a Participant's Termination of Service shall expire on the earliest to occur:

  (i)
  if the Participant's Termination of Service occurs for reasons other than Cause, Retirement, Total Disability or death, the date that is three months after the date of such Termination of Service;

  (ii)
  if the Participant's Termination of Service occurs by reason of Total Disability or death, the date that is one year after the date of such Termination of Service;

  (iii)
  if the Participant's Termination of Service occurs by reason of Retirement, the date that is two years after the date of such Termination of Service; and

  (iv)
  Option Expiration Date.

        Notwithstanding the foregoing, if a Participant dies after his or her Termination of Service but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on the date of such Termination of Service shall expire upon the earlier to occur of the Option Expiration Date and the one-year anniversary of the date of death, unless the Plan Administrator determines otherwise.

        Also notwithstanding the foregoing, in case a Participant's Termination of Service occurs for Cause, all Options granted to the Participant shall automatically expire as of the first discovery by the

Company of any reason for termination for Cause, unless the Plan Administrator determines otherwise. If a Participant's employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant's rights under any Option shall likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after a Participant's Termination of Service, any Option then held by the Participant may be immediately terminated by the Plan Administrator, in its sole discretion.

        If, however, in the case of an Incentive Stock Option, the Participant does not exercise the Participant's Option within periods set forth in Section 7.5, the Option will no longer qualify as an Incentive Stock Option under the Code.

        Any change of relationship with the Company shall not constitute a termination of the Participant's relationship with the Employer for purposes of this Section 6.5 so long as the Participant continues to be an employee, officer, director or, pursuant to a written agreement with the Employer (unless the Plan Administrator or the Company's Chief Executive Officer in the case of Participants who are not subject to Section 16 under the Exchange Act determines a written agreement is not necessary with respect to such individual), an agent, consultant, advisor or independent contractor of the Employer. The Plan Administrator, in its absolute discretion, may determine all questions of whether particular leaves of absence constitute a termination of services; provided, however, that with respect to Incentive Stock Options, such determination shall be subject to any requirements contained in the Code. The foregoing notwithstanding, with respect to Incentive Stock Options, employment shall not be deemed to continue beyond the first 90 days of such leave, unless the Participant's reemployment rights are guaranteed by statute or by contract.

SECTION 7. INCENTIVE STOCK OPTION LIMITATIONS

        Notwithstanding any other provisions of the Plan, to the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

  7.1    Dollar Limitation

        To the extent the aggregate fair market value (determined as of the grant date) of Common Stock with respect to which a Participant's Incentive Stock Options become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

  7.2    Eligible Employees

        Individuals who are not employees of the Company or a Related Corporation may not be granted Incentive Stock Options.

  7.3    Exercise Price

        The exercise price of an Incentive Stock Option shall be at least 100% of the fair market value of the Common Stock on the grant date, and in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, shall not be less than 110% of the fair market value of the Common Stock on the grant date.

  7.4    Option Term

        Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Incentive Stock Option shall not exceed ten years, and in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, shall not exceed five years.

  7.5    Exercisability

        An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the date of a Participant's Termination of Service if termination was for reasons other than death or Disability, (b) more than one year after the date of a Participant's Termination of Service if termination was by reason of Disability, or (c) after the Participant has been on leave of absence for more than 90 days, unless the Participant's reemployment rights are guaranteed by statute or contract.

  7.6    Holding Periods and Taxation of Incentive Stock Options

        In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares acquired upon the exercise of an Incentive Stock Option for two years after the date of grant of the Option and one year after the date of exercise. The Participant shall give the Company prompt notice of any disposition of shares acquired on the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

  7.7    Compliance With Laws and Regulations

        In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

SECTION 8. RESTRICTED STOCK AND STOCK UNITS

  8.1    Grant of Restricted Stock and Stock Units

        The Plan Administrator may grant Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any (which may be based on continuous service with the Employer or the achievement of any performance criteria, as the Plan Administrator shall determine in its sole discretion), which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

  8.2    Issuance of Shares; Settlement of Awards

        Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant's release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Plan Administrator, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in a combination of cash and shares of Common Stock as the Plan Administrator shall determine in its sole discretion. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

  8.3    Dividends and Distributions

        Participants holding shares of Restricted Stock or Stock Units may, if the Plan Administrator so determines, be credited with dividends paid with respect to the underlying shares or dividend equivalents while they are so held in a manner determined by the Plan Administrator in its sole discretion. The Plan Administrator may apply any restrictions to the dividends or dividend equivalents that the Plan Administrator deems appropriate. The Plan Administrator, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units.

  8.4    Waiver of Restrictions

        Notwithstanding any other provisions of the Plan, the Plan Administrator, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

SECTION 9. ADMINISTRATION

        This Plan shall be administered by the Board or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board. If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider, in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator of this Plan with respect to any persons subject or likely to become subject to Section 16 under the Exchange Act, the provisions regarding (a) "outside directors," as contemplated by Section 162(m) of the Code, and (b) "nonemployee directors," as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering this Plan with respect to designated classes of eligible participants to different committees, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board may authorize one or more senior executive officers of the Company to grant Awards, within limits specifically prescribed by the Board.

  9.1    Procedures

        The Board shall designate one of the members of the Plan Administrator as chairman. The Plan Administrator may hold meetings at such times and places as it shall determine. The acts of a majority of the members of the Plan Administrator present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Plan Administrator members, shall be valid acts of the Plan Administrator.

  9.2    Responsibilities

        Except for the terms and conditions explicitly set forth in this Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the Awards under this Plan, including selection of the individuals to be granted Awards, the determination of the type of Award, the number of shares of Common Stock subject to an Award, and all terms, conditions, restrictions and limitations, if any, of the Awards. Grants under this Plan need not be identical in any respect, even when made simultaneously. The interpretation and construction by the Plan Administrator of any terms or provisions of this Plan or any Award issued hereunder, or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties, so long as such interpretation and construction with respect to Incentive Stock Options correspond to the requirements of Section 422 of the Code, the regulations thereunder and any amendments thereto.

SECTION 10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

  10.1    Adjustment of Shares

        The aggregate number and class of shares for which Awards may be granted under this Plan, the maximum annual Award grant set forth in Section 5.2, the number and class of shares of Common Stock covered by each outstanding Award and the exercise price per share of each outstanding Option (but not the total price), and each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

  10.2    Effect of Certain Corporate Transactions

        Upon a Corporate Transaction, the exercisability of each Option outstanding under this Plan shall be automatically accelerated so that each such Option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock purchasable under such Option and may be exercised for all or any portion of such shares. To the extent such Option is not exercised, it shall terminate, except that in the event of a Corporate Transaction in which shareholders of the Company receive capital stock of another corporation in exchange for their shares of Common Stock such unexercised Option shall be assumed or an equivalent Option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. Any such assumed or equivalent Option shall be fully exercisable with respect to the total number of shares purchasable under such Option.

        Notwithstanding the foregoing, upon a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock in the surviving corporation immediately after the merger, a mere re-incorporation or the creation of a holding company, each Option outstanding under this Plan shall be assumed or an equivalent Option shall be substituted by the successor corporation or a parent or subsidiary of such corporation, and the vesting schedule set forth in the instrument evidencing the Option shall continue to apply to such assumed or equivalent Option.

        The Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change of control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized actions may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change of control that is the reason for such action.

        Without limitation on the foregoing, the Plan Administrator may, but shall not be obligated to, make a provision in connection with a Corporate Transaction for a cash payment to each holder of Awards in consideration for the cancellation of such Awards which may equal the excess, if any, of the value of the consideration to be paid in the transaction to holders of the same number of shares of Common Stock subject to such Awards (or if no consideration is paid in any such transaction, the fair market value of shares of Common Stock subject to such Awards) over the aggregate Option exercise price, if any, of such Awards.

  10.3    Fractional Shares

        In the event of any adjustment in the number of shares covered by any Award, any fractional shares resulting from such adjustment shall be disregarded and each such Award shall cover only the number of full shares resulting from such adjustment.

  10.4    Determination of Board to Be Final

        All adjustments under this Section 10 shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. Unless Participant agrees otherwise, any change or adjustment to an Incentive Stock Option shall be made in such a manner so as not to constitute a "modification" as defined in Code Section 424(h) and so as not to cause his or her Incentive Stock Option issued hereunder to fail to continue to qualify as an Incentive Stock Option as defined in Code Section 422(b).

  10.5    Limitations

        The grant of Awards shall in no way affect the Company's rights to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 11. WITHHOLDING

        The Employer may require the Participant to pay to the Employer the amount of (a) any taxes that the Employer is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award ("tax withholding obligations") and (b) any amounts due from the Participant to the Employer ("other obligations"). The Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations are satisfied. The Employer shall have the right to withhold from any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Employer to the Participant an amount equal to such taxes.

        The Plan Administrator may permit or require a Participant to satisfy all or part of the Participant's tax withholding obligations and other obligations by (a) paying cash to the Employer, (b) having the Employer withhold an amount from any cash amounts otherwise due or to become due from the Employer to the Participant, (c) having the Employer withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested in the case of Restricted Stock) having a fair market value equal to tax withholding obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations. The value of the shares of Common Stock so withheld may not exceed the employer's minimum required tax withholding obligation, and the value of the shares of Common Stock so tendered may not exceed such obligation to the extent the Participant has owned the tendered shares for less than six months if such limitation is necessary to avoid adverse accounting treatment to the Company.

SECTION 12. ASSIGNABILITY

        No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant's death. During the Participant's lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing, the Plan Administrator, in its sole discretion, may permit a

Participant to assign or transfer an Award, subject to the restrictions of Section 422 of the Code with respect to Incentive Stock Options intended to remain Incentive Stock Options; provided, however, that any Award so assigned or transferred shall be subject to all the terms and conditions of the Plan and the instrument evidencing the Award.

SECTION 13. LAW REQUIREMENTS AND SECURITIES REGULATION

        The granting of Awards and the issuance of shares of Common Stock under the Plan is subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Shares shall not be issued with respect to an Award granted under this Plan unless the grant and exercise of such Award and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability, if applicable, of an exemption from registration for the issuance and sale of any shares hereunder.

SECTION 14. AMENDMENT AND TERMINATION

  14.1    Board Action

        The Board may at any time suspend, amend or terminate this Plan or any portion of this Plan, provided that, to the extent required for compliance with Section 422 of the Code or by any applicable law, regulation, or stock exchange rule, the Company's shareholders must approve any amendment of this Plan. Such shareholder approval must be obtained within 12 months of the adoption by the Board of such amendment.

        Any amendment made to this Plan since its original adoption which would constitute a "modification" to Incentive Stock Options outstanding on the date of such amendment shall not be applicable to such outstanding Incentive Stock Options, but shall have prospective effect only, unless the Participant agrees otherwise.

  14.2    Automatic Termination

        Unless sooner terminated by the Board, this Plan shall terminate ten years from the date on which this Plan is adopted by the Board. No Award may be granted after such termination or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the Participant, impair or diminish any rights or obligations under any Award theretofore granted under this Plan.

  14.3    Modification and Amendment of Award

        Subject to the requirements of Code Section 422 with respect to Incentive Stock Options and to the terms and conditions and within the limitations of this Plan, the Plan Administrator may modify or amend outstanding Awards granted under this Plan. The modification or amendment of an outstanding Award shall not, without the consent of the Participant, materially adversely affect any of his or her rights or any of the obligations of the Company under such Award. Except as otherwise provided in this Plan, no outstanding Award shall be terminated without the consent of the Participant.

SECTION 15. GENERAL

  15.1    Participants in Foreign Countries

        The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of other countries in which the Employer may operate to assure the viability of the benefits from Awards granted to Participants employed in such countries, to meet the requirements of local laws that permit the Plan to operate in a qualified or tax-efficient manner, to comply with applicable foreign law and to meet the objectives of the Plan.

  15.2    No Individual Rights

        No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan. Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Employer or limit in any way the right of the Employer to terminate a Participant's employment or other relationship at any time, with or without cause.

  15.3    No Rights as a Stockholder

        Unless otherwise provided by the Plan Administrator or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares of Common Stock that are the subject of such Award.

  15.4    Issuance of Shares

        Notwithstanding any other provision of this Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under this Plan or make any other distribution of benefits under this Plan unless, in the opinion of the Company's counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

        The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, this Plan, or to continue in effect any such registrations or qualifications if made.

        As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (a) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant's own account and without any present intention to sell or distribute such shares and (b) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Plan Administrator may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

        To the extent this Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

  15.5    Indemnification

        Each person who is or shall have been a member of the Board, the Plan Administrator, a committee appointed by the Board or Plan Administrator, or an officer of the Company to whom authority was delegated in accordance with Section 9 shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company's approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf, unless such loss, cost, liability or expense is a result of such person's own willful misconduct or except as expressly provided by statute.

        The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

  15.6    No Trust or Fund

        The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

  15.7    Severability

        If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Option shall remain in full force and effect.

  15.8    Choice of Law

        The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of laws.

SECTION 16. EFFECTIVENESS OF THIS PLAN

        This Plan shall become effective upon adoption by the Board so long as it is approved by the Company's shareholders at any time within 12 months of the adoption of this Plan.

APPENDIX I

        "Acquired Entity" means any entity acquired by the Company or a Related Corporation or with which the Company or a Related Corporation merges or combines.

        "Award" means an Option, Restricted Stock or Stock Unit.

        "Board" means the Board of Directors of the Company.

        "Cause" shall mean fraud, conduct prohibited by law (except minor violations), misconduct, dishonesty or unauthorized use or disclosure of confidential information, in each case as determined by the Plan Administrator. The Plan Administrator's determination shall be conclusive and binding.

        "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

        "Common Stock" means the Company's class of capital stock designed as common stock, or, in the event that the outstanding shares of Common Stock are after the date this Plan is approved by the shareholders of the Company, recapitalized, converted into or exchanged for different stock or securities of the Company, such other stock or securities.

        "Corporate Transaction" means a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock.

        "Disability" means disability as defined in Section 22(e)(3) of the Code or any successor provision thereto.

        "Employer" means individually or collectively the Company or Related Corporations.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exercise Price" means the price per share at which an Option is exercisable.

        "Incentive Stock Option" means an Option granted with the intention that it qualifies as an "incentive stock option" as that term is defined in Section 422 of the Code or any successor provision thereto.

        "Nonqualified Stock Option" means an Option other than an Incentive Stock Option.

        "Option" means the right to purchase Common Stock granted under Section 6.

        "Option Expiration Date" means the last day of the maximum term of the Option.

        "Participant" means the person to whom an Award is granted.

        "Plan" means the NeoRx Corporation 2004 Incentive Compensation Plan.

        "Plan Administrator" means the administrator of the Plan as set forth in Section 9.

        "Related Corporation" means (a) when referring to a subsidiary corporation, any corporation (other than the Company) in, at the time of the granting of the Option, an unbroken chain of corporations ending with the Company, if stock possessing 50% or more of the total combined voting power of all classes of stock of each of the corporations other than the Company is owned by one of the other corporations in such chain, and (b) when referring to a parent corporation, any corporation in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        "Restricted Stock" means an Award of shares of Common Stock granted under Section 8, the rights of ownership of which may be subject to restrictions prescribed by the Plan Administrator.

        "Retirement" means, unless otherwise defined by the Plan Administrator from time to time for purposes of the Plan or set forth in the Award agreement, retirement as an employee from the Employer on or after age 65.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Stock Unit" means an Award granted under Section 8 denominated in units of Common Stock.

        "Substitute Awards" means Awards granted or shares of Common Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by a company acquired by the Employer or with which the Employer combines.

        "Ten Percent Shareholder" means an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporation. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

        "Termination of Service" means a termination of employment or service relationship with the Employer for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Plan Administrator, whose determination shall be conclusive and binding. Transfer of a Participant's employment or service relationship between the Company and any Related Corporation shall not be considered a Termination of Service for purposes of an Award. Unless the Plan Administrator determines otherwise, a Termination of Service shall be deemed to occur if the Participant's employment or service relationship is with an entity that has ceased to be a Related Corporation.

        "Total Disability" means unless otherwise defined by the Plan Administrator or set forth in the Award agreement, a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and which causes the Participant to be unable, in the opinion of the Company, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total Disability shall be deemed to have occurred on the first day after the Company has furnished its opinion of Total Disability to the Plan Administrator.

NEORX CORPORATION
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 18, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Jack L. Bowman, Anna L. Wight and Karen Auditore-Hargreaves, and each of them, as Proxy, with full power of substitution to represent and to vote, as designated below, all the voting shares of NeoRx Corporation stock held of record by the undersigned on March 19, 2004, at the Annual Meeting of Shareholders to be held on May 18, 2004, or any adjournment or postponement thereof.

(Continued and to be signed on reverse side)

/\FOLD AND DETACH HERE/\

You can now access your NeoRx Corporation account online.

Access your NeoRx Corporation shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for NeoRx Corporation, now makes it easy and convenient to get current information on your shareholder account.

•View account status	•View payment history for dividends
•View certificate history	•Make address changes
•View book-entry information	•Obtain a duplicate 1099 tax form
•Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.	Mark here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE
		FOR	WITHHELD FOR ALL			FOR	AGAINST	ABSTAIN
ITEM 1.	ELECTION OF DIRECTORS	☐	☐	ITEM 2-	PROPOSAL TO APPROVE THE NEORX CORPORATION 2004 INCENTIVE COMPENSATION PLAN	☐	☐	☐
Election of the following seven nominees to serve as Directors for the ensuing year or until their successors are elected and qualified.				This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). Proxy cards properly executed and returned without direction will be voted FOR the election of the directors listed above and FOR proposal no. 2.
Nominees:
01 Jack L. Bowman 02 Frederick B. Craves 03 Edgar Rolland Dickson 04 Carl S. Goldfischer		05 Alan S. Steigrod 06 David R. Stevens 07 Robert M. Littauer		In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement relating thereto.

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through or otherwise strike out his name. You are allowed to cumulate votes and cast as many votes as are equal to the number of directors to be elected multiplied by the number of votes you are entitled to cast, as explained in more detail in the Proxy Statement for the Annual Meeting. These votes may be cast for one nominee or distributed among as many nominees as you desire. To cumulate votes for any nominee, write the votes cast in favor of each nominee in the space provided to the right of each nominee's name. Unless otherwise directed, all votes will be apportioned equally among those persons for whom authority is given to vote.				Your vote is important. Prompt return of this proxy card will help save the expense of additional solicitation efforts.
Signature	Signature	Date

Please sign above exactly as your name or names appear on your stock certificate. When shares are held jointly, each person should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.

/\FOLD AND DETACH HERE/\

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-800-435-6710 Use any touch tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report on Form 10-K and Proxy Statement on the internet at www.neorx.com

NEORX CORPORATION
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 18, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Jack L. Bowman, Anna L. Wight and Karen Auditore-Hargreaves, and each of them, as Proxy, with full power of substitution to represent and to vote, as designated below, all the voting shares of NeoRx Corporation stock held of record by the undersigned on March 19, 2004, at the Annual Meeting of Shareholders to be held on May 18, 2004, or any adjournment or postponement thereof.

(Continued and to be signed on reverse side)

/\FOLD AND DETACH HERE/\

You can now access your NeoRx Corporation account online.

Access your NeoRx Corporation shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for NeoRx Corporation, now makes it easy and convenient to get current information on your shareholder account.

•View account status	•View payment history for dividends
•View certificate history	•Make address changes
•View book-entry information	•Obtain a duplicate 1099 tax form
•Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.	Mark here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE
		FOR	WITHHELD FOR ALL			FOR	AGAINST	ABSTAIN
ITEM 1.	ELECTION OF DIRECTORS	☐	☐	ITEM 2-	PROPOSAL TO APPROVE THE NEORX CORPORATION 2004 INCENTIVE COMPENSATION PLAN	☐	☐	☐
Election of the following seven nominees to serve as Directors for the ensuing year or until their successors are elected and qualified.				This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). Proxy cards properly executed and returned without direction will be voted FOR the election of the directors listed above and FOR proposal no. 2.
Nominees:
01 Jack L. Bowman 02 Frederick B. Craves 03 Edgar Rolland Dickson 04 Carl S. Goldfischer		05 Alan S. Steigrod 06 David R. Stevens 07 Robert M. Littauer		In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement relating thereto.

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through or otherwise strike out his name. You are allowed to cumulate votes and cast as many votes as are equal to the number of directors to be elected multiplied by the number of votes you are entitled to cast, as explained in more detail in the Proxy Statement for the Annual Meeting. These votes may be cast for one nominee or distributed among as many nominees as you desire. To cumulate votes for any nominee, write the votes cast in favor of each nominee in the space provided to the right of each nominee's name. Unless otherwise directed, all votes will be apportioned equally among those persons for whom authority is given to vote.				Your vote is important. Prompt return of this proxy card will help save the expense of additional solicitation efforts.
Signature	Signature	Date

Please sign above exactly as your name or names appear on your stock certificate. When shares are held jointly, each person should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.

/\FOLD AND DETACH HERE/\

QuickLinks

ELECTION OF DIRECTORS (PROPOSAL 1)
ADOPTION OF NEORX CORPORATION 2004 INCENTIVE COMPENSATION PLAN (PROPOSAL 2)
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSALS OF SHAREHOLDERS
OTHER BUSINESS
Appendix A
NEORX CORPORATION AUDIT COMMITTEE CHARTER
Appendix B
NEORX CORPORATION 2004 INCENTIVE COMPENSATION PLAN
APPENDIX I